CONSECO VARIABLE INSURANCE COMPANY
               ADMINISTRATIVE OFFICE: 11815 N. PENNSYLVANIA STREET
                           CARMEL, INDIANA 46032-4555

                           READ YOUR POLICY CAREFULLY

CONSECO VARIABLE INSURANCE COMPANY (THE COMPANY) will pay the Death Proceeds to the beneficiary if the Insured dies while this policy is in force, subject to the terms of this policy.

THE DURATION OR AMOUNT OF THE DEATH BENEFIT MAY BE FIXED OR MAY VARY DEPENDING UPON THE INVESTMENT EXPERIENCE AND THE DEATH BENEFIT OPTION SELECTED. THE DEATH BENEFIT IS DESCRIBED IN THE DEATH BENEFIT SECTION OF THE POLICY.

THE CASH VALUE, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, IS VARIABLE AND MAY INCREASE OR DECREASE. NO MINIMUM CASH VALUE IS GUARANTEED.

          NOTICE OF 10 DAY RIGHT TO EXAMINE THE POLICY

PLEASE CAREFULLY REVIEW THIS POLICY AND THE ATTACHED APPLICATION. IF YOU ARE DISSATISFIED FOR ANY REASON, THIS POLICY WILL BE CANCELLED BY YOU DELIVERING OR MAILING THE POLICY TO CONSECO VARIABLE INSURANCE COMPANY, SERVICE CENTER, 9735 LANDMARK PARKWAY DRIVE, ST. LOUIS, MO 63127-1646, OR TO THE INSURANCE AGENT THROUGH WHOM IT WAS EFFECTED BEFORE MIDNIGHT OF THE TENTH DAY AFTER RECEIPT OF SUCH POLICY BY THE APPLICANT. UPON SUCH DELIVERY OR MAILING, THE POLICY SHALL BE VOID FROM THE BEGINNING. RETURN OF THE POLICY BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. WE WILL REFUND THE
ACCUMULATION VALUE OF THIS POLICY WITHIN SEVEN DAYS AFTER WE RECEIVE THE RETURNED POLICY.

       FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE
        PERIOD OF COVERAGE NOT GUARANTEED

         THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND CONSECO.


Signed for Conseco Variable Insurance Company by

  /s/ Illegible       /s/ Illegible
  -------------       -------------
    Secretary           President

                                TABLE OF CONTENTS

PROVISIONS                                                           PAGE NUMBER

Policy Data Page.............................................................  3

Definitions.................................................................. 10

Owner, Beneficiary and Assignment............................................ 12

Premium Provisions........................................................... 13

Death Benefit Provisions..................................................... 14

Policy Change Provisions..................................................... 15

Policy Charges Provisions.................................................... 16

Policy Values Provision...................................................... 17

Separate Account Provisions.................................................. 18

Fixed Accounts Provisions.................................................... 19

Transfer Provisions.......................................................... 19

Loan Provisions.............................................................. 20

Surrender Provisions......................................................... 21

Termination of the Policy Provisions......................................... 22

General Policy Provisions.................................................... 23

Settlement Options Provisions................................................ 25


CVIC-1001                              2

                                POLICY DATA PAGE

OWNER:                 DOE, JOHN         POLICY NUMBER:                  0012345

ISSUE DATE:              12-1-00         INITIAL PREMIUM:               [$1,171]
POLICY DATE:             12-1-00         INITIAL SPECIFIED AMOUNT:    [$100,000]
                                         PLANNED PERIODIC PREMIUM       [$1,171]
INSURED:               DOE, JOHN         PREMIUM FREQUENCY:               ANNUAL
ISSUE AGE:                    35
SEX:                        MALE         MONTHLY NO LAPSE
                                         GUARANTEE PREMIUM:             [$97.58]
PREMIUM CLASS:         NONSMOKER         NO LAPSE PERIOD:              [5 years]


DEATH BENEFIT QUALIFICATION TEST: [GUIDELINE PREMIUM TEST]
     (THIS ELECTION IS IRREVOCABLE FOR THE LIFE OF THE POLICY)

DEATH BENEFIT OPTION:  A
     Earliest Date a Change in the Death Benefit Option may      [One Year after
     be requested                                                the Issue Date]

     IF DEATH BENEFIT OPTION C IS ELECTED, THIS ELECTION IS IRREVOCABLE FOR THE LIFE OF THE POLICY

SEPARATE ACCOUNT: [Conseco Variable Insurance Company Separate Account L]

MINIMUM SPECIFIED AMOUNT: [$50,000]

MINIMUM SPECIFIED AMOUNT DECREASE: [$10,000]
     Earliest Date a decrease in Specified Amount may            [One Year after
     be requested                                                the Issue Date]

MINIMUM SPECIFIED AMOUNT INCREASE: [$ 25,000]
     Earliest Date an increase in Specified Amount may           [One Year after
     be requested                                                the Issue Date]

ALLOCATION RULES:

     Allocations: All allocations must be indicated in whole percentages.

     Minimum  Premium  Allocation  to any  Investment  Portfolio  or  the  Fixed
     Account: [5%]

     Initial Net Premium: Allocations to the Fixed Account and Separate Account are made on the Policy Date.

MINIMUM & MAXIMUM PREMIUMS:
     Minimum Initial Premium: [$300] annually

     Minimum Premium Payment Subsequent To the Initial Premium: [$25]

     Maximum Premium: [$2,000,000], or greater with our prior approval

CVIC-1001                               3

PREMIUM CHARGES:

     EXPENSE CHARGES:
          Years 1-10:
               [2.25%] premium tax on each premium payment
               [1.25%] Federal tax on each premium payment
               [2.5%] sales loads on each premium payment

          Years 11+:
               [2.25%] premium tax on each premium payment
               [1.25%] Federal tax on each premium payment
               [.5%] sales loads on each premium payment

     ADMINISTRATIVE CHARGES:
               First year: [$25 per month]
               Policy years 2 +: [$5 per month]

     MORTALITY AND EXPENSE RISK CHARGE:
          Per Policy Month for Policy Years 1-10:
               [$.10 per $1,000 of Specified Amount] and
               [1/12 of .75% of the Accumulation Value in the Separate Account]

          Per Policy Month for Policy Years 11-20:
               [1/12 of .25% of the Accumulation Value in the Separate Account]

          Per Policy Month for Policy Years 21+
               [1/12 of .25% of the Accumulation Value in the Separate Account]

SURRENDER

     Surrender Charges For Initial Specified Amount- The Surrender Charge is the percentage listed in the table below of the lesser of the actual premium paid in the first year or [$1,768].

                                                   Guaranteed Maximum
                                                    Surrender Charge
                    Policy Year                      Percentages
                         1                               100%
                         2                               100%
                         3                               100%
                         4                               100%
                         5                               100%
                         6                                80%
                         7                                60%
                         8                                40%
                         9                                20%
                        10                                 0%

The surrender charges are shown as of the end of each Policy Year. The surrender charges are pro-rated during the year.


CVIC-1001                               4

Minimum Partial Withdrawal Amount: [$500]

Free Partial Withdrawal

            Percentage:  [10%  of  the   Accumulation   Value  at  the  time  of
                         withdrawal, less the amount of free withdrawals taken to date during the policy year.]

          Availability:  If you have chosen Death Benefit Option A and after the first Policy Year and each Policy Year thereafter, on a non-cumulative basis, You may make a partial withdrawal without paying imposed surrender charges ("free partial withdrawal") up to the percentage shown above of the Accumulation Value.

REBALANCING

     [$5,000] Minimum Policy Value

     You may elect to automatically rebalance the policy to return to the percentage allocation within the Investment Portfolios as selected currently for premium allocation if the value of the policy is at least the minimum amount shown above.

TRANSFERS

     MINIMUM TRANSFER AMOUNT: [$100], or if less, the entire remaining balance in the account. Applied to transfers from all sub-accounts and Fixed Account except transfers made under an automatic program sponsored by the Company, such as the dollar cost averaging program or rebalancing program.

     TRANSFER FEE: Current Fee: [$0]: Guaranteed Maximum Transfer Fee: [$0] for the first [12] transfers in any Policy Year, [$25] per transfer for each subsequent transfer in the Policy Year. The transfer fee is deducted from the amount transferred. Multiple transfers executed as part of one request on a single day will be considered one transfer for purposes of the transfer fee. Transfers related to dollar cost averaging and rebalancing programs are free and do not count against the free limit.

     NUMBER OF TRANSFERS PERMITTED: [No Limit] per year. We reserve the right to restrict transfers from being made on consecutive Valuation Dates.

     TRANSFER LIMITATIONS: Listed separately below.

          FIXED ACCOUNT:

          o    Minimum Guaranteed Interest Rate: 4%

          o    Current  Interest  Rate for  Initial  Premium  Allocated  to this
               Account: [5%] for the first Policy Year.

          o Current Interest is guaranteed for one year from the date of allocation of premium or transfer.

          o Different current interest rates may apply to allocations on different dates.

          o Limits on Transfers Out of Fixed Account: [$500] or [25%] whichever is greater, of the Fixed Account value as of the transfer date. One transfer from the Fixed Account may be made in a Policy Year.

CVIC-1001                              5

          SEPARATE ACCOUNT:

          o    No limits

     LOAN ACCOUNT:
          Minimum Loan Amount:  [$500]
          Minimum Loan Account Interest Rate (Credited):
               Non-Preferred Loan:  [4.5% for all years]
               Preferred Loan:  [4.5% for all years]

          Loan Interest Rate (Charged):
                Non-Preferred Loan:  [5.5% for all years]
                Preferred Loan:  [4.5% for all years]

     CONSECO VARIABLE INSURANCE COMPANY
     SERVICE CENTER:
     9735 Landmark Parkway Drive
     St. Louis, MO 63127-1646



     RIDER BENEFIT SCHEDULE

FORM NUMBER       BENEFIT DESCRIPTION        SPECIFIED       INITIAL      EXPIRY
                                             AMOUNT          MONTHLY      DATE
                                                             COST OF
                                                             INSURANCE













CVIC-1001                               6

                       TABLE OF MINIMUM INSURANCE FACTORS
                          Minimum Insurance Percentage

             Attained Age                          Option A, B and C
                 0-40                                    250%
                  41                                     243%
                  42                                     236%
                  43                                     229%
                  44                                     222%
                  45                                     215%
                  46                                     209%
                  47                                     203%
                  48                                     197%
                  49                                     191%
                  50                                     185%
                  51                                     178%
                  52                                     171%
                  53                                     164%
                  54                                     157%
                  55                                     150%
                  56                                     146%
                  57                                     142%
                  58                                     138%
                  59                                     134%
                  60                                     130%
                  61                                     128%
                  62                                     126%
                  63                                     124%
                  64                                     122%
                  65                                     120%
                  66                                     119%
                  67                                     118%
                  68                                     117%
                  69                                     116%
                  70                                     115%
                  71                                     113%
                  72                                     111%
                  73                                     109%
                  74                                     107%
                  75                                     105%
                  76                                     105%
                  77                                     105%
                  78                                     105%
                  79                                     105%
                  80                                     105%
                  81                                     105%
                  82                                     105%
                  83                                     105%
                  84                                     105%
                  85                                     105%
                  86                                     105%
                  87                                     105%
                  88                                     105%
                  89                                     105%
                  90                                     105%
                  91                                     104%
                  92                                     103%
                  93                                     102%
                OVER 93                                  101%

These factors are designed to comply with Section 7702 of the Internal Revenue Code.


CVIC-1001                               7

             TABLE OF NET SINGLE PREMIUMS PER $1 OF SPECIFIED AMOUNT

ATTAINED    NET SINGLE        ATTAINED  NET SINGLE       ATTAINED  NET SINGLE
  AGE         PREMIUM           AGE       PREMIUM          AGE       PREMIUM

     15      0.152587            43      0.365083           71      0.713074
     16      0.157207            44      0.376281           72      0.724626
     17      0.161853            45      0.387664           73      0.735866
     18      0.166577            46      0.399236           74      0.746729
     19      0.171409            47      0.411006           75      0.757153
     20      0.176387            48      0.422968           76      0.767115
     21      0.181544            49      0.435119           77      0.776666
     22      0.186919            50      0.447452           78      0.785889
     23      0.192555            51      0.459949           79      0.794864
     24      0.198462            52      0.472583           80      0.803624
     25      0.204667            53      0.485320           81      0.812154
     26      0.211189            54      0.498123           82      0.820402
     27      0.218018            55      0.510972           83      0.828283
     28      0.225150            56      0.523859           84      0.835743
     29      0.232583            57      0.536786           85      0.842788
     30      0.240306            58      0.549757           86      0.849492
     31      0.248317            59      0.562780           87      0.855988
     32      0.256614            60      0.575850           88      0.862348
     33      0.265196            61      0.588932           89      0.868633
     34      0.274054            62      0.601977           90      0.875029
     35      0.283189            63      0.614931           91      0.881762
     36      0.292592            64      0.627743           92      0.889110
     37      0.302258            65      0.640377           93      0.897300
     38      0.312168            66      0.652835           94      0.906500
     39      0.322317            67      0.665132           95      0.916891
     40      0.332694            68      0.677299           96      0.928359
     41      0.343283            69      0.689359           97      0.940404
     42      0.354082            70      0.701297           98      0.952114
                                                            99      0.961538

     THE NET SINGLE PREMIUMS SHOWN ABOVE ARE BASED ON THE COMMISSIONER'S 1980 STANDARD ORDINARY MALE SMOKER MORTALITY TABLE, AGE LAST BIRTHDAY AND 4.00% INTEREST.

     FOR AGES OVER 99, THE NET SINGLE PREMIUM FACTOR IS .990099.

CVIC-1001                            8                                      (ms)

             TABLE OF NET SINGLE PREMIUMS PER $1 OF SPECIFIED AMOUNT

ATTAINED    NET SINGLE         ATTAINED  NET SINGLE      ATTAINED  NET SINGLE
  AGE         PREMIUM            AGE      PREMIUM          AGE      PREMIUM

     0       0.079211             33     0.217203           66     0.597465
     1       0.079960             34     0.224666           67     0.611806
     2       0.082213             35     0.232386           68     0.626123
     3       0.084595             36     0.240368           69     0.640409
     4       0.087094             37     0.248615           70     0.654636
     5       0.089731             38     0.257118           71     0.668750
     6       0.092521             39     0.265883           72     0.682684
     7       0.095471             40     0.274916           73     0.696342
     8       0.098587             41     0.284209           74     0.709646
     9       0.101857             42     0.293770           75     0.722556
     10      0.105269             43     0.303605           76     0.735075
     11      0.108812             44     0.313718           77     0.747229
     12      0.112445             45     0.324111           78     0.759065
     13      0.116130             46     0.334780           79     0.770631
     14      0.119833             47     0.345731           80     0.781935
     15      0.123540             48     0.356969           81     0.792946
     16      0.127294             49     0.368494           82     0.803600
     17      0.131100             50     0.380309           83     0.813807
     18      0.134986             51     0.392404           84     0.823495
     19      0.138982             52     0.404767           85     0.832639
     20      0.143111             53     0.417381           86     0.841270
     21      0.147403             54     0.430224           87     0.849451
     22      0.151891             55     0.443286           88     0.857290
     23      0.156592             56     0.456550           89     0.864928
     24      0.161522             57     0.470010           90     0.872511
     25      0.166691             58     0.483673           91     0.880215
     26      0.172117             59     0.497523           92     0.888250
     27      0.177793             60     0.511538           93     0.896886
     28      0.183721             61     0.525696           94     0.906385
     29      0.189904             62     0.539975           95     0.916891
     30      0.196343             63     0.554328           96     0.928359
     31      0.203041             64     0.568712           97     0.940404
     32      0.209993             65     0.583097           98     0.952114
                                                            99     0.961538



     THE NET SINGLE PREMIUMS SHOWN ABOVE ARE BASED ON THE COMMISSIONER'S 1980 STANDARD ORDINARY MALE NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY AND 4.00% INTEREST.

     FOR AGES OVER 99, THE NET SINGLE PREMIUM FACTOR IS .990099.

CVIC-1001                               8                                  (mns)

             TABLE OF NET SINGLE PREMIUMS PER $1 OF SPECIFIED AMOUNT

  ATTAINED   NET SINGLE        ATTAINED  NET SINGLE      ATTAINED  NET SINGLE
    AGE       PREMIUM            AGE      PREMIUM          AGE      PREMIUM

     15      0.121675             43     0.302768           71     0.639128
     16      0.125703             44     0.312045           72     0.653615
     17      0.129852             45     0.321514           73     0.668004
     18      0.134129             46     0.331177           74     0.682173
     19      0.138538             47     0.341044           75     0.696044
     20      0.143102             48     0.351124           76     0.709591
     21      0.147829             49     0.361414           77     0.722836
     22      0.152734             50     0.371907           78     0.735831
     23      0.157816             51     0.382603           79     0.748618
     24      0.163083             52     0.393504           80     0.761199
     25      0.168542             53     0.404588           81     0.773535
     26      0.174202             54     0.415842           82     0.785556
     27      0.180055             55     0.427281           83     0.797181
     28      0.186117             56     0.438918           84     0.808277
     29      0.192391             57     0.450785           85     0.818836
     30      0.198877             58     0.462930           86     0.828892
     31      0.205577             59     0.475388           87     0.838511
     32      0.212508             60     0.488170           88     0.847798
     33      0.219674             61     0.501247           89     0.856875
     34      0.227070             62     0.514564           90     0.865907
     35      0.234699             63     0.528030           91     0.874963
     36      0.242564             64     0.541564           92     0.884245
     37      0.250633             65     0.555134           93     0.893999
     38      0.258895             66     0.568749           94     0.904491
     39      0.267338             67     0.582446           95     0.915817
     40      0.275961             68     0.596306           96     0.927843
     41      0.284739             69     0.610379           97     0.940211
     42      0.293671             70     0.624671           98     0.952070
                                                            99     0.961538

     THE NET SINGLE PREMIUMS SHOWN ABOVE ARE BASED ON THE COMMISSIONER'S 1980 STANDARD ORDINARY FEMALE SMOKER MORTALITY TABLE, AGE LAST BIRTHDAY AND 4.00% INTEREST.

     FOR AGES OVER 99, THE NET SINGLE PREMIUM FACTOR IS .990099.

CVIC-1001                              8                                    (fs)

             TABLE OF NET SINGLE PREMIUMS PER $1 OF SPECIFIED AMOUNT

 ATTAINED    NET SINGLE        ATTAINED  NET SINGLE      ATTAINED   NET SINGLE
   AGE        PREMIUM            AGE      PREMIUM          AGE       PREMIUM

     0       0.068085             33     0.193641           66       0.540419
     1       0.069058             34     0.200283           67       0.555059
     2       0.071040             35     0.207152           68       0.569894
     3       0.073140             36     0.214252           69       0.584957
     4       0.075345             37     0.221569           70       0.600240
     5       0.077648             38     0.229098           71       0.615695
     6       0.080064             39     0.236842           72       0.631233
     7       0.082597             40     0.244805           73       0.646739
     8       0.085252             41     0.252977           74       0.662104
     9       0.088023             42     0.261360           75       0.677250
     10      0.090917             43     0.269967           76       0.692136
     11      0.093938             44     0.278812           77       0.706767
     12      0.097063             45     0.287906           78       0.721165
     13      0.100289             46     0.297251           79       0.735347
     14      0.103610             47     0.306853           80       0.749298
     15      0.107022             48     0.316716           81       0.762959
     16      0.110538             49     0.326846           82       0.776246
     17      0.114163             50     0.337243           83       0.789058
     18      0.117909             51     0.347902           84       0.801325
     19      0.121782             52     0.358824           85       0.813022
     20      0.125788             53     0.369996           86       0.824164
     21      0.129941             54     0.381412           87       0.834803
     22      0.134246             55     0.393087           88       0.845010
     23      0.138721             56     0.405027           89       0.854884
     24      0.143361             57     0.417254           90       0.864541
     25      0.148176             58     0.429799           91       0.874134
     26      0.153171             59     0.442688           92       0.883845
     27      0.158347             60     0.455918           93       0.893888
     28      0.163719             61     0.469470           94       0.904491
     29      0.169288             62     0.483304           95       0.915817
     30      0.175053             63     0.497363           96       0.927843
     31      0.181031             64     0.511582           97       0.940211
     32      0.187224             65     0.525935           98       0.952070
                                                            99       0.961538

     THE NET SINGLE PREMIUMS SHOWN ABOVE ARE BASED ON THE COMMISSIONER'S 1980 STANDARD ORDINARY FEMALE NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY AND 4.00% INTEREST.

     FOR AGES OVER 99, THE NET SINGLE PREMIUM FACTOR IS .990099.

CVIC-1001                               8                                  (fns)

           TABLE OF MONTHLY GUARANTEED POLICY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK

    ATTAINED       POLICY                   ATTAINED   POLICY
      AGE           YEAR       RATE           AGE       YEAR          RATE

       35            1        .1142            68        34           2.4933
       36            2        .1517            69        35           2.7483
       37            3        .1617            70        36           3.0367
       39            4        .1725            71        37           3.3658
       39            5        .1842            72        38           3.7458
       40            6        .1983            73        39           4.1758
       41            7        .2133            74        40           4.6483
       42            8        .2292            75        41           5.1533
       43            9        .2467            76        42           5.6867
       44           10        .2658            77        43           6.2442
       45           11        .2875            78        44           6.8292
       46           12        .3108            79        45           7.4600
       47           13        .3358            80        46           8.1567
       48           14        .3633            81        47           8.9375
       49           15        .3933            82        48           9.8183
       50           16        .4275            83        49          10.7950
       51           17        .4667            84        50          11.8483
       52           18        .5117            85        51          12.9542
       53           19        .5633            86        52          14.0983
       54           20        .6208            87        53          15.2633
       55           21        .6850            88        54          16.4442
       56           22        .7550            89        55          17.6575
       57           23        .8292            90        56          18.9208
       58           24        .9117            91        57          20.2633
       59           25       1.0042            92        58          21.7350
       60           26       1.1075            93        59          23.4792
       61           27       1.2225            94        60          25.8192
       62           28       1.3550            95        61          29.3217
       63           29       1.5050            96        62          35.0825
       64           30       1.6717            97        63          45.0833
       65           31       1.8542            98        64          62.0958
       66           32       2.0517            99        65          83.3333
       67           33       2.2633

THE COST OF INSURANCE RATES SHOWN ABOVE ARE BASED ON THE COMMISSIONER'S 1980 STANDARD ORDINARY MALE NONSMOKER MORTALITY TABLE, AGE LAST BIRTHDAY.

CVIC-1001                              9
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                                   DEFINITIONS
             (DEFINED TERMS ARE CAPITALIZED THROUGHOUT THIS POLICY)

ACCUMULATION UNIT - A unit of measure used to calculate Your Accumulation Value in the Separate Account.

ACCUMULATION VALUE - Your Accumulation Value is the sum of Your interest in the various Investment Portfolios, the Fixed Account, and the Loan Account.

AGE - Issue Age means the age of the Insured as of the Issue Date. Attained age is the issue age plus the number of completed Policy Years.

CASH SURRENDER VALUE - The Cash Surrender Value is the Cash Value less any outstanding loans and loan interest.

CASH VALUE - The Cash Value is the Accumulation Value less the surrender charge.

DEATH BENEFIT - The calculated policy benefit amount upon the death of the Insured.

DEATH PROCEEDS - The Death Proceeds are the Death Benefit plus any benefits provided by rider, less any outstanding loan and loan interest.

EXPIRY DATE - The date coverage terminates.

FIXED ACCOUNT - Account that is part of the Company's General Account.

INSURED - The Insured is named on the Policy Data Page.

ISSUE DATE - The date from which Monthly Anniversaries, Policy Years, and Policy Anniversaries are measured. The Issue Date is shown on the Policy Data Page.

INVESTMENT PORTFOLIOS - One or more of the sub-accounts of the Separate Account.

LOAN ACCOUNT - A portion of the Accumulation Value which is used as collateral for loan amounts.

MINIMUM INSURANCE FACTORS - The minimum insurance percentages required to qualify the policy as life insurance under the federal tax code for the guideline premium test.

MODIFIED ENDOWMENT - A classification under the Internal Revenue Code which affects the tax status of distributions from a policy.

MONTHLY ANNIVERSARY - The same date of each month as the Issue Date. If a Monthly Anniversary falls on a day which is not a Valuation Date, the Monthly Anniversary will be the next Valuation Date.

NET AMOUNT AT RISK - The Death Benefit, less the Accumulation Value, divided by the monthly equivalent of the guaranteed interest rate on the Fixed Account.

NET PREMIUM - The total premium paid less the premium expense charge.

NET SINGLE PREMIUM FACTORS - The factors used to qualify the policy as life insurance under the federal tax code for the cash value accumulation test.

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NO LAPSE PREMIUM - The monthly amount that must be paid on a cumulative basis to keep this policy in force during the no lapse period.

NOTICE, NOTIFYING - Request and information that is received at Our Service Center in a form acceptable to Us. You may notify Us in writing. We may also offer the right to notify Us by telephone or other means for certain types of policy transactions. We will obtain Your authorization prior to accepting notification in forms other than written notification.

OWNER(S) - The Owner(s) named in the application, unless changed.

POLICY ANNIVERSARY - The same date each year as the Issue Date.

POLICY DATE - The date this policy becomes effective, provided the initial premium has been paid, premiums are invested and the first charges are deducted. The Policy Date is shown on the Policy Data Page.

POLICY DATA PAGE - The Policy Data Page or any supplemental Policy Data Page that We have most recently sent You. A supplemental Policy Data Page will replace the original Policy Data Page issued with the policy. Any new subsequent supplemental Policy Data Page will replace the previous sent supplemental Policy Data Page.

POLICY YEAR - One year from the Issue Date and from each Policy Anniversary.

SEPARATE ACCOUNT - The Separate Account of the Company is identified on the Policy Data Page. A Separate Account is an account that provides variable investment options where the assets are held separate from other Company assets. The Separate Account is not guaranteed as to the dollar amount shown on the Policy Data Page. You should read the Separate Account provisions for additional information.

SERVICE CENTER - The office indicated on the Policy Data Page of this policy to which Notices, requests and premiums must be sent. All sums payable to Us under the policy are payable only at the Service Center.

SPECIFIED AMOUNT - On the Policy Date, the Specified Amount equals the Initial Specified Amount. Thereafter it may be changed in accordance with the terms of the Death Benefit provisions and partial withdrawal provisions, and any attached rider provisions that affect the Specified Amount.

VALUATION DATE - Valuation Dates are the dates on which the Investment Portfolios are valued. A Valuation Date is any date on which the New York Stock Exchange is open for trading and We are open for business.

VALUATION PERIOD - A Valuation Period begins at the close of one Valuation Date and ends at the close of the next succeeding Valuation Date.

WE, US, OR OUR - "We", "Us" or "Our" means Conseco Variable Insurance Company (the Company).

YOU - "You" or "Your" means the Owner(s) of this policy.

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                        OWNER, BENEFICIARY AND ASSIGNMENT

OWNERSHIP - The Owner means the Owner specified in the application unless subsequently changed during the Insured's lifetime. The Owner has the right to receive every benefit, exercise every right and enjoy every privilege granted by this policy.

The policy can be owned by joint Owners. If there are joint Owners, We require consent of all Owners to any policy transactions except for transfers, payment of premiums, or changes in premium allocations.

Your rights, except for payment of premium and repayment of loans, are subject to the interests of any assignee or irrevocable beneficiary. If You die before the Insured, the new Owner will be any contingent Owner named in the application. If there is no contingent Owner, then Your estate becomes the new Owner.

BENEFICIARY - The beneficiary is the person(s) or entity You name in the application or by later designation to receive any Death Proceeds provided by the policy or any rider.

You  may  make  the  beneficiary   irrevocable.   If  there  is  an  irrevocable
beneficiary, You must obtain the written consent of that beneficiary to any policy transactions except for payment of premiums and loan repayments.

If more than one person is named as beneficiary, the Death Proceeds will be paid in equal shares to the surviving beneficiaries, unless otherwise provided. The interest of a beneficiary who dies before the Insured will pass to any surviving beneficiaries unless You specify otherwise. If no beneficiary survives the Insured, You will be the beneficiary, or Your estate if You are the Insured.

If the beneficiary is "children," this means children born to or legally adopted by the Insured.

OWNER AND BENEFICIARY CHANGE - You may change the Owner and the beneficiary at any time during the lifetime of the Insured unless otherwise provided in a previous designation. Any change must be in written form satisfactory to Us.

The change will take effect on the date the request is signed. The change will not apply to any payments made or actions taken by Us before We receive the Notice.

SIMULTANEOUS DEATH - If any beneficiary dies within 15 days after the death of the Insured, the Death Proceeds will be paid as if the beneficiary died before such Insured. However, this provision will not apply to any payment We make before receiving and recording Notice of the beneficiary's death.

ASSIGNMENT - This policy may be assigned. No assignment will be recognized by Us unless: (1) the original instrument or a certified copy is filed with Us at Our Service Center; and (2) We send You an acknowledged copy. We will not be responsible for the validity of any assignment.

The claim of any assignee is subordinate to that of the Company, including any debt to the Company. The rights of the beneficiary and Owner are subject to the rights of any assignee.

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                               PREMIUM PROVISIONS

INITIAL PREMIUM - The initial premium is shown on the Policy Data Page. The initial premium is due as of the Issue Date. There will be no coverage under this policy until the later of the date the initial premium is paid or the Policy Date.

PLANNED PERIODIC PREMIUM - The planned periodic premium is shown on the Policy Data Page.

GUIDELINE PREMIUM LIMITATION - If You elected the guideline premium test, the sum of the premiums paid less a portion of any withdrawals, as defined in the Internal Revenue Code, may not exceed the greater of: (1) the guideline single premium; or (2) the sum of the guideline level premiums to the date of payment, in order for this policy to be treated as life insurance under the Internal Revenue Code. The guideline premiums will change whenever there is a change in the Specified Amount or in other policy benefits.

The guideline premiums are determined by the rules set forth in the Internal Revenue Code Section 7702 as may be amended from time to time. The guideline premiums will be adjusted to conform to any changes in the code. In the event that a premium payment would exceed these limits, We will refund the excess premium, along with any interest allocable to that excess premium, within 60 days after the end of the Policy Year in which the excess premium is paid. As a result, policy values immediately after such refund will be as if the excess premium had never been paid.

WHERE PAYABLE - The first premium is payable in advance to Us at our Service Center or through one of our authorized representatives. Any check or money order should be payable only to the Company and not to any representative. After the first premium all premiums are to be paid to Us at Our Service Center. Receipts will be given upon request.

AMOUNT AND FREQUENCY - After the initial premium payment, You may make premium payments at any time until the Insured's attained Age of 100. No premium will be accepted after the Insured reaches attained Age 100. You may not make a payment less than the minimum payment shown on the Policy Data Page. All premiums combined may not be more than the maximum premium shown on the Policy Data Page. The amount of premiums You pay will affect the Accumulation Value and the period of time the policy remains in force. The frequency of premium payment shown on the Policy Data Page will serve only as an indication of Your preference as to probable future frequency of payment. You may change the frequency of planned periodic premium payment at any time.

If You pay premium that would cause an increase in Net Amount At Risk because of the Minimum Insurance Factors or the Net Single Premium Factors, depending on the death benefit qualification test elected, We may decide whether or not to accept the premium based on Our underwriting procedures. If We accept the premium, We will allocate the Net Premium to Your Accumulation Value on the date of Our acceptance. If We do not accept the premium, We will refund the premium without interest to You. We reserve the right to put the premium in suspense until underwritten.

If You pay a premium which would cause this policy to fail to meet the definition of a life insurance contract under the Internal Revenue Code, We will refund the excess premium, along with any interest allocable to that excess premium, within 60 days after the end of the Policy Year in which the excess premium is paid. As a result, policy values immediately after such refund will be as if the excess premium had never been paid.

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MODIFIED ENDOWMENT -The amount of premium You pay may cause the policy to become a Modified Endowment policy. If all or a portion of a premium payment, other than the initial premium, would cause the policy to become a Modified Endowment policy, We will before the policy becomes a Modified Endowment policy:

     1. apply the portion of the premium that is under the Modified Endowment policy limit to the policy, and

     2. hold in suspense the portion of the premium that would cause the policy to become a Modified Endowment policy, and notify You. You may choose to apply this portion of the premium, or ask for a refund. If You elect to apply the premium, the Net Premium is allocated as of the date We receive Your response. If there is no response from You within 30 days, this portion of the premium will be refunded to You.

ALLOCATION  OF  NET  PREMIUM  - We  allocate  the  initial  Net  Premium  to the
Accumulation Value in accordance with the provisions on the Policy Data Page under allocation rules. We allocate subsequent Net Premiums as of the end of the Valuation Period during which We receive the premium at Our Service Center.

Any allocations You make are subject to the allocation rules on the Policy Data Page. You may change the allocation of subsequent Net Premiums at any time by Notice.

                            DEATH BENEFIT PROVISIONS

DEATH BENEFIT - This policy provides a Death Benefit on the death of the Insured. The Death Benefit, death benefit option and the two death benefit qualification tests are described in this section. On the date of death, the Death Benefit is calculated as the larger of: (a) the guideline minimum death benefit calculated under the death benefit qualification test elected; and (b) the Death Benefit as calculated under the death benefit option in effect.

DEATH BENEFIT QUALIFICATION TEST - You elect the death benefit qualification test in the application. The death benefit qualification test You have elected is shown on the Policy Data Page. The death benefit qualification test may not be changed for the life of the policy. The two death benefit qualification tests are explained below.

     1. CASH VALUE ACCUMULATION TEST - The guideline minimum death benefit will be the greater of the amount required for this policy to be deemed "life insurance" according to the Internal Revenue Code or 101% of the Accumulation Value. Such required amount will be equal to the Accumulation Value divided by the Net Single Premium (NSP), as defined in Internal Revenue Code Section 7702(b). The NSP for each attained age, based on the policy as issued, is shown in the Table of NSP's on the Policy Data Page. If there are any changes to the policy, the NSP's may also change. If they do change, We will send You a supplemental Policy Data Page showing the NSP's.

     2. GUIDELINE PREMIUM TEST - The guideline minimum death benefit at any time is the Accumulation Value multiplied by the Death Benefit percentage shown in the Table of Minimum Insurance Factors on the Policy Data Page.

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DEATH PROCEEDS - We will pay the Death Proceeds to the beneficiary  upon receipt of proof that the Insured died while this policy was in force. We will pay interest on Death Proceeds from the date of death to the date payment is made at a rate of interest not less than the guaranteed rate for the Fixed Account under this policy. If state law requires payment of a greater amount of interest, We will pay that amount.

The Death Proceeds are:

     1. the Death Benefit in force as of the end of the Valuation Period during which death occurs; plus

     2.   any benefits provided by rider payable at the Insured's death; less

     3.   any outstanding loan and loan interest as of the date of death.

If the Insured dies during the grace period, the proceeds paid on death will be equal to the Death Benefit immediately prior to the start of the grace period, plus any benefits provided by rider, less loans and loan interest and overdue monthly deductions as of the date of death.

DEATH BENEFIT OPTIONS - There are three death benefit options, as described in this provision. You have elected the death benefit option in the application. The death benefit option for this policy appears on the Policy Data Page.

OPTION A - The Death Benefit equals the Specified Amount.

OPTION B - The Death Benefit equals the Specified Amount plus the Accumulation Value on the date of death.

OPTION C - The Death Benefit is the Specified Amount plus the sum of the premiums paid minus the sum of any partial withdrawals taken. If the sum of withdrawals is greater than the sum of premiums paid, then the Death Benefit will be less than the Specified Amount.

                            POLICY CHANGE PROVISIONS

CHANGE IN SPECIFIED AMOUNT - You may make the following changes to this policy, as long as the policy is not in the grace period. We will not accept any change which disqualifies this policy as life insurance under federal tax law. Any change in Specified Amount will be reflected on a supplemental Policy Data Page.

SPECIFIED AMOUNT INCREASE - You may request an increase once per Policy Year of the Specified Amount at any time after the date shown on the Policy Data Page, by providing satisfactory evidence of insurability of the Insured. The minimum amount of any increase is shown on the Policy Data Page. The increase will be effective as of the Monthly Anniversary following Our approval of the increase.

SPECIFIED AMOUNT DECREASE - You may request a decrease once per Policy Year of the Specified Amount by Notice at any time after the date shown on the Policy Data Page. The minimum amount of any decrease is shown on the Policy Data Page. You may not make a decrease which reduces the Specified Amount of the policy below the minimum amount shown on the Policy Data Page. No decrease will be allowed that requires a force-out of cash under Internal Revenue Code Section 7702(f)(7).

The decrease will be effective as of the Monthly Anniversary following Our receipt of Notice. If You have made any increases to the policy, the decrease will first be applied to reduce those increases, starting with the most recent.

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CHANGE IN DEATH BENEFIT  OPTION - You may request a change  between Option A and
Option B death benefit options by Notice at any time after the date specified on the Policy Data Page. If You have originally chosen Option C, You may not change the death benefit option.

If You request a change from Option B to Option A, the Specified Amount will be increased by the amount of the Accumulation Value on the date of change. The change will be effective on the Monthly Anniversary following Our receipt of Notice.

If You request a change from Option A to Option B, the Specified Amount will be decreased by the amount of the Accumulation Value on the date of change. Evidence of insurability of the Insured satisfactory to Us must be submitted. The change will be effective on the Monthly Anniversary following Our approval of the change. We will not permit any change which would decrease the Specified Amount below the minimum amount shown on the Policy Data Page.

                            POLICY CHARGES PROVISIONS

PREMIUM EXPENSE CHARGES - The premium expense charges are deducted when the premium is received, except the premium expense charges for the initial premium are deducted on the Policy Date. The premium expense charges are shown on the Policy Data Page.

MONTHLY DEDUCTION - The monthly deduction is the sum of:

     1.   the cost of insurance charge;

     2.   the mortality and expense risk charge;

     3.   the administrative charge; and

     4.   the cost for any policy riders.

The monthly deduction is due on the Issue Date and each Monthly Anniversary. Monthly deductions due on any Monthly Anniversaries prior to the Policy Date are deducted on the Policy Date. All other monthly deductions are deducted when due. We deduct the monthly deduction prorata from the Investment Portfolios and the Fixed Account based on Your amounts in each account. No monthly deduction is taken after the Insured's attained Age 100.

COST OF INSURANCE CHARGE - The guaranteed maximum cost of insurance rates are shown on the Policy Data Page. We may choose to use a current cost of insurance rate less than the guaranteed maximum cost of insurance rate. Current cost of insurance rates may vary by Issue Age, sex, premium class, Policy Year, and Specified Amount of the policy. If You have increased the Specified Amount after issue, each increase may have different applicable current cost of insurance rates.

The cost of insurance charge is the cost of insurance rate multiplied by the Net Amount at Risk as of the date of the monthly deduction. If there have been increases in Specified Amount the Net Amount At Risk is allocated to each Specified Amount.

MORTALITY AND EXPENSE RISK CHARGE - Each Monthly Anniversary as part of the monthly deduction We deduct the mortality and expense risk charges that are shown on the Policy Data Page. The deduction is made prorata from Investment Portfolios and the Fixed Account. The mortality and expense risk charges compensate Us for assuming the mortality and expense risk of the policy and if so elected, to provide for certain riders. There is a new per $1,000 mortality and expense risk charge on an increase.

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ADMINISTRATIVE  CHARGE - The  Administrative  Charge is shown on the Policy Data
Page. Each Monthly Anniversary as part of the monthly deduction We deduct an administrative charge from the Investment Portfolios and the Fixed Account based on Your amounts in each account that is equal to the amount shown on the Policy Data Page. The administrative charge compensates Us for the costs associated with the administration of this policy and the Separate Account.

SURRENDER CHARGE - The guaranteed maximum surrender charges are shown on the Policy Data Page. We will deduct the surrender charge from the Accumulation Value on the date this policy is surrendered or if there is a decrease in the Specified Amount, either by request or from a partial withdrawal or death benefit option change.

If there have been increases in the Specified Amount, each increase will have a corresponding new surrender charge associated with the increase. If there have been decreases in the Specified Amount, including decreases in the Specified Amount due to partial withdrawals, the remaining surrender charge will be based on the new Specified Amount. New surrender charges will be reflected on a supplemental Policy Data Page.

CHANGES IN COST FACTORS - We may change the cost of insurance rates up to the maximum guaranteed amounts stated in this policy. Changes will be made uniformly by class and will be based on changes in future expectations for experience. We will periodically review policy cost factors. We bear the mortality and expense risks of this policy.

INVESTMENT PORTFOLIO EXPENSES - There are deductions from and expenses paid out of the assets of the various Investment Portfolios, which are described in the fund prospectuses.

TAXES - We reserve the right to deduct any taxes levied by any government entity which, at Our sole discretion, are determined to have resulted from the establishment or maintenance or operation of the Separate Account, or from the investment performance of the Separate Account.

                             POLICY VALUES PROVISION

ACCUMULATION VALUE - The Accumulation Value is the sum of Your interest in the various Investment Portfolios, the Fixed Account, and the Loan Account.

On the Policy Date, the Accumulation Value is the initial Net Premium received for this policy less any monthly deduction charges as of the Policy Date.

The Accumulation Value on each Valuation Date after the Policy Date will be:

     1.   the Accumulation Value on the prior Valuation Date; plus

     2. any Net Premium for the policy allocated since the prior Valuation Date; plus or minus

     3. the positive or negative investment experience on amounts allocated to the Separate Account, as reflected by the change in value of the Accumulation Units; plus

     4. interest credited to amounts allocated to the Fixed Account and the Loan Account; less

     5.   any partial withdrawals paid since the prior Valuation Date; less

     6.   any monthly deduction or transfer charges assessed; less

     7.   any surrender charge assessed.

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                           SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT - The Separate Account is an account that provides investment options where the assets are held separate from all other Company assets. The assets of the Separate Account equal to reserves and other liabilities will not be charged with liabilities arising out of any other business the Company may conduct.

The Separate Account assets are divided into Investment Portfolios. Should the shares of any such Investment Portfolio become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in the shares inappropriate, the Company may limit further purchase of such shares or substitute shares of another Investment Portfolio for shares already purchased under this policy.

SEPARATE ACCOUNT VALUE - The Separate Account value of this policy equals the sum for all Investment Portfolios of the number of Accumulation Units credited to an Investment Portfolio multiplied by the appropriate Accumulation Unit value.

ACCUMULATION UNITS - In order to keep track of your Accumulation Value in an Investment Portfolio, We use a unit of measure called an Accumulation Unit. The value of Your policy is affected by the investment performance of the portfolios, the expenses of the portfolios, and the deduction of charges under the policy. The value of an Accumulation Unit may go up or down without limit.

Initially, the Accumulation Unit value for each account was arbitrarily set at $10. Every Valuation Date, We determine the value of an Accumulation Unit for each of the Investment Portfolios by multiplying the Accumulation Unit value for the previous period by a factor for the current period. The factor is determined by dividing the value of an Investment Portfolio share at the end of the current period (and any charges for taxes) by the value of an Investment Portfolio share for the previous period.

CREDITING OF ACCUMULATION UNITS - We credit amounts allocated to the Investment Portfolios in the form of Accumulation Units. The number of Accumulation Units to be credited is determined by dividing:

     (1)  the dollar amount allocated to the particular Investment Portfolio, by

     (2) the Accumulation Unit value for the particular Investment Portfolio at the end of the Valuation Period during which the allocation is made.

Accumulation Units are credited when Net Premiums are allocated or amounts are transferred into an Investment Portfolio. Accumulation Units are deducted when the monthly deduction is assessed or when amounts are partially surrendered or transferred out of an Investment Portfolio.

ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS - We may deem it necessary to discontinue one or more of the Investment Portfolios or substitute one of the Investment Portfolios You have selected with another Investment Portfolio. We will notify You of Our intent to do this. We will obtain prior approval from the Securities and Exchange Commission before any such change is made.

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The  Separate  Account  may  be  operated  as a  management  company  under  the
Investment Company Act of 1940, or it may be deregistered under such Act in the event such registration is no longer required, or it may be combined with other of Our Separate Accounts. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the state of Texas. If required, the approval process is on file with the Commissioner of the state in which this policy is issued.

We may, by appropriate endorsement, make such changes in this policy as may be necessary to reflect any substitution or change.

                            FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT VALUES - The Fixed Account Values of this policy at any time equals:

     (a)  the total of all Net Premiums allocated to the Fixed Account; plus

     (b)  interest credited to the Fixed Account; plus

     (c) the total of all amounts transferred to the Fixed Account from the Separate Account or the Loan Account; minus

     (d) the total of all amounts transferred from the Fixed Account to the Separate Account and the Loan Account; minus

     (e) the total of all cost of insurance charges, mortality and expense risk charges, administrative charges, transfer charges assessed and cost for any policy rider charged against the Fixed Account; minus

     (f)  the total of all partial withdrawals from the Fixed Account; minus

     (g)  any surrender charges assessed.

FIXED ACCOUNT INTEREST RATE - The minimum guaranteed interest rate credited to amounts in the Fixed Account is shown on the Policy Data Page. We may credit interest rates in excess of the guaranteed rate.

                               TRANSFER PROVISIONS

You can make a transfer to or from the Fixed Account, and to or from an Investment Portfolio by Notifying Us. The transfer will be made as of the end of the Valuation Period during which We receive Notice. No transfers may be made before the end of the right to examine policy period.

The following apply to any transfer:

     1. Transfers from the Fixed Account are limited in total for any Policy Year to no more than the amount and frequency shown on the Policy Data Page. Transfers from the Fixed Account are made on a last in first out basis.

     2. The limit on number of transfers that can be made is shown on the Policy Data Page.

     3. The transfer fee is shown on the Policy Data Page. The fee will be deducted from the amount transferred.

     4. The minimum amount which You can transfer is shown on the Policy Data Page.

     5. Your right to make transfers is subject to modification if We determine, in Our sole opinion, that the exercise of the right by one or more Owners is, or would be, to the disadvantage of other Owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Owners. A modification could be applied to transfers to, or from, one or more of the Investment Portfolios and could include, but is not limited to:

          a.   the requirement of a minimum time period between each transfer;

CVIC-1001                              19

          b. not accepting a transfer request from an agent acting under a power of attorney on behalf of more than one Owner; or

          c. limiting the dollar amount that may be transferred between Investment Portfolios by an Owner at any one time.

     6. We reserve the right, at any time, and without prior notice to any party, to terminate, suspend or modify the transfer privilege.

Transfers are made such that the Accumulation Value on the date of transfer will not be affected by the transfer, except for the deduction of any transfer fee.

DOLLAR COST AVERAGING PROGRAM - Under dollar cost averaging (DCA), You may authorize the automatic transfer of a set dollar amount at monthly, quarterly, semi-annual, or annual intervals. You may elect to have transfers made from the money market portfolio to one or more Investment Portfolios. You must have at least $2,000 in the money market portfolio to participate in dollar cost averaging. The transfers made under DCA are not taken into account in determining any transfer fee. There is no additional charge for this program. We may modify the terms of the DCA program at any time, including but not limited to the right to terminate the program, impose charges for the program, change the minimum requirements for the program, or change the timing of transfers under the program.

At certain times, the Company may offer a special DCA program from the Fixed Account. When instituted, this program will be governed by a separate service agreement and may have different balance and allocation requirements.

REBALANCING - You may elect to automatically rebalance the policy to return to the percentage allocation within the Investment Portfolios as selected currently for premium allocations if the value of the policy is at least the minimum amount that is shown on the Policy Data Page. You may elect to rebalance quarterly, semi-annually, or annually. You can discontinue rebalancing at any time. You can change your rebalancing request at any time by Notice, which We must receive before the next rebalancing date. The transfers made under rebalancing are not taken into account in determining any transfer fee. There is no charge for participating in rebalancing. We may modify the terms of the rebalancing program at any time, including but not limited to the right to terminate the program, impose charges for the program, change the minimum requirement for the program, or change the timing of transfers under the program.

                                 LOAN PROVISIONS

POLICY LOAN - You may request a loan at any time after the right to examine policy period. This policy is assigned to Us as sole security for the loan.

LOAN AMOUNT AVAILABLE - The maximum amount of a new loan is equal to:

     1. 90% of the Accumulation Value less any surrender charges that would be imposed if the policy were surrendered on the date the loan is taken; less

     2.   any outstanding loans plus loan interest.

INTEREST CHARGED ON LOANS - Interest accrues daily on the outstanding loan at the applicable preferred or non-preferred rate shown on the Policy Data Page. Interest is due on each Policy Anniversary.

If You do not pay interest when due, We will add that amount to the loan. We make a transfer from the Investment Portfolios and the Fixed Account into the Loan Account as collateral for the interest due. The amount We transfer is the amount by which the interest due exceeds the interest which has been credited on the Loan Account. The transfer is made from each account in proportion to the amount in the account.

CVIC-1001                              20

LOAN ACCOUNT - When We issue a loan, We transfer an amount equal to the loan from the Investment Portfolios and the Fixed Account into a Loan Account as collateral for the loan. You may specify that the transfer is to be made from specific Investment Portfolios. If You make no specification, this transfer is made in proportion to the Accumulation Value in the Investment Portfolios and the Fixed Account.

INTEREST CREDITED ON LOANS - The Loan Account will be credited with interest daily that will be at least equal to the applicable non-preferred or preferred loan interest rate, which is shown on the Policy Data Page. We may credit a higher rate.

A loan has a permanent effect on Your policy values, since the policy value held in the Loan Account earns different rates than it might have experienced if it were invested in the Investment Portfolios or the Fixed Account.

REPAYMENT OF LOANS - You may repay a loan in full or in part at any time while this policy is in force and the Insured is alive. When a loan repayment is made, the amount of the Loan Account equivalent to the amount of loan repayment is transferred prorata to the Investment Portfolios. If You do not currently have funds in the Investment Portfolios, You must select an Investment Portfolio for the transfer.

Unless You request otherwise at the time You make any payments to Us, all amounts received while a loan is outstanding will be considered as premium payments, not loan repayment.

PREFERRED LOANS - If the Cash Value exceeds the total of all premiums paid since issue, which have not previously been withdrawn or the policy has passed its tenth Policy Anniversary, a preferred loan is available. The amount available for a preferred loan during the first ten Policy Years is the amount by which the Cash Value exceeds total premiums paid. After the tenth Policy Year, all of the loan amount available is available as a preferred loan.

The amount of the Loan Account that equals a preferred loan will be credited with interest at a rate equal to the preferred interest rate shown on the Policy Data Page. The amount of indebtedness that qualifies as a preferred loan is determined on each Monthly Anniversary.

                              SURRENDER PROVISIONS

CASH SURRENDER - You may surrender this policy for the Cash Surrender Value by Notifying Us at any time while the Insured is living.

PARTIAL WITHDRAWAL - You may surrender part of this policy for cash by Notice to Us at any time after the end of the right to examine policy period while the Insured is living. The minimum amount of any partial withdrawal is shown on the Policy Data Page. The amount withdrawn is deducted from the Accumulation Value. The deduction will be made prorata from the Investment Portfolios and the Fixed Account based on Your amounts in each account, unless You request deduction from specific Investment Portfolios.

A partial withdrawal will affect the Specified Amount, depending on the Death Benefit Option You have chosen. If Your Death Benefit Option is B or C, the amount withdrawn will not reduce the Specified Amount. If your Death Benefit Option is A, then the partial withdrawal will reduce the Specified Amount by the amount withdrawn, not including surrender charges, which is in

CVIC-1001                              21
excess of the free partial withdrawal amount. The remaining Specified Amount must be at least equal to the minimum Specified Amount shown on the Policy Data Page.

FREE PARTIAL WITHDRAWAL - Since a partial withdrawal under Death Benefit Option A will reduce the Specified Amount by the amount of the withdrawal, a free partial withdrawal is available to You. You may request a free partial withdrawal by Notice at any time after the date shown on the Policy Data Page up to the percentage shown on the Policy Data Page of the Accumulation Value. The free partial withdrawal amount may be taken in one or more withdrawals during the Policy Year. The free partial withdrawal amount is paid without surrender charges at the time of withdrawal, but the remaining surrender charge is not decreased. The free partial withdrawal does not reduce the Specified Amount.

                      TERMINATION OF THE POLICY PROVISIONS

NO LAPSE GUARANTEE - During the no lapse period shown on the Policy Data Page, the policy will remain in force if on each Monthly Anniversary after the Policy Date, the sum of the premiums paid to date, less any partial withdrawals, loans and loan interest, equals or exceeds the No Lapse Premium multiplied by the number of policy months since the Issue Date. If this test is failed on any Monthly Anniversary, the no lapse guarantee terminates.

The No Lapse Premium is shown on the Policy Data Page. If You make changes to the policy after issue, the No Lapse Premium for subsequent months may change. We will send You notice of the new No Lapse Premium. We do not reduce the No Lapse Premium if Specified Amount decreases are made.

GRACE PERIOD - Unless the no lapse period applies, the grace period begins on the Monthly Anniversary when the Cash Surrender Value is less than the monthly deduction. This policy goes into default at the start of the grace period. We will mail You and any assignee notice of the length of the grace period and the amount of premium due. The amount of premium due is the amount which is required to keep the policy in force during the grace period plus two additional month's charges. This notice will be sent to Your last known address and the address of any assignee of record. The grace period ends 61 days from the date of mailing of the notice. If the premium due is not paid within the grace period, all insurance stops and the policy terminates without value.

TERMINATION - This policy will terminate:

     1.   at the end of the grace period; or

     2. as of the end of the Valuation Period during which We receive Notice from You to surrender the policy; or

     3.   when the Insured dies.

REINSTATEMENT - If the policy lapses, you may reinstate the policy only if:

     1.   the policy was not surrendered for cash; and

     2.   You provide Us with satisfactory evidence of insurability; and

     3. You pay sufficient premium to cover past due monthly deductions during the grace period and to keep this policy in force for three months; and

     4. interest on any loan amount that is reinstated is paid at the annual rate applicable to policy loans during the period of lapse, from the date the policy terminated.

CVIC-1001                              22

If the policy lapses and is reinstated during the No Lapse Period, you may reinstate the no lapse guarantee if:

     1. the no lapse guarantee was in effect three months prior to the date of the lapse; and

     2. on the date of reinstatement, you pay sufficient premiums such that the sum of premiums paid to date, less any partial withdrawals, loans and loan interest, equals or exceeds the No Lapse Premium multiplied by the number of policy months between the Issue Date and the date of the lapse.

The effective date of the reinstatement is the next Monthly Anniversary following Our approval of the reinstatement.

The Accumulation Value on the effective date of reinstatement is equal to the Accumulation Value at the time of termination, less past due charges during the grace period, plus the premium paid at the time of reinstatement. The surrender charge will be based on the number of Policy Years from the original Issue Date.

                            GENERAL POLICY PROVISIONS

ENTIRE CONTRACT - The entire contract consists of this policy, any riders or endorsements, the attached copy of the initial application and all supplemental applications to change this policy. All statements in the application and any supplemental application will, in the absence of fraud, be deemed representations and not warranties. No statement will be used to contest this policy, or to contest a claim under it, unless it appears on the application or a supplemental application. Any application for modifications in the policy, which are to be based upon additional evidence of insurability, shall be attached to the policy in order to become part of the contract between the parties.

MODIFICATION OF POLICY - Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has power on behalf of the Company to change, modify, or waive the provisions of the policy and then only in writing by endorsement. No agent, broker, or person other than the above named officers has the authority to change or modify this policy or waive any of its provisions.

RELIANCES - We are not liable for any request made in accordance with Your instructions. If We make any payments or policy changes in good faith based on Our records, We have fully discharged Our obligations.

INCONTESTABILITY - Except in the case of fraud, We will not contest this policy after it has been in force during the lifetime of the Insured for two years from the Issues Date, or for increases in the Specified Amount, two years from the effective date of the increase. We will not contest any Specified Amount increase if it was not requested by You, or if evidence of insurability was not required. If this policy is reinstated, the incontestable period will start over again beginning on the effective date of the reinstatement, but only for statements made in the application for reinstatement.

SUICIDE - If the Insured dies by suicide, while sane or insane, within two years from the Issue Date or the effective date of any reinstatement, We will not pay a Death Benefit. We will terminate this policy and refund the premiums paid, less any loan, loan interest, and any partial withdrawal.

CVIC-1001                              23

If the Insured dies by suicide, while sane or insane, within two years of the effective date of any increase in the Specified Amount that was subject to evidence of insurability or the effective date of any reinstatement, We will not pay a death benefit on that increase. We will refund the monthly deductions for that increase.

DEFERRAL OF PAYMENTS - We usually make payments for the Death Benefit within seven days after We receive due proof of claim. We usually make payments for surrender or loans from the Separate Account within seven days of receiving Your request. We may suspend or delay making payments or transfers from the Separate Account when:

     1. the New York Stock Exchange is closed, other than customary weekend and holiday closing, or trading on the New York Stock Exchange is restricted as determined by the Security and Exchange Commission
          (SEC); or

     2. The SEC, by order, permits postponement for the protection of policy owners, or

     3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the assets of the Investment Portfolios.

For payments made from the Fixed Account, We may defer payment for up to six months. If We do, We will continue to credit interest on the Fixed Account at the declared rates. We will not defer any amounts needed to pay premiums for other policies in force with Us.

ANNUAL REPORT - At least once a year, We will send You a report showing premiums paid, expense charges, interest credited, cost of insurance, outstanding loans, current Cash Value, cash surrender value, and all charges made since the last report. Any other information required by the Insurance Department of the State where the application is signed will also be included in the Annual Report.

PROJECTION OF BENEFITS AND VALUES - We will provide a projection of illustrative future policy benefits and values at any time upon written request. There will be no charge for the first projection requested each Policy Year. Additional projections will be provided for a $25.00 fee.

CONFORMITY WITH STATUTES - This policy is subject to the laws of the state which govern this policy. We reserve the right to make any changes to this policy without Your consent which We deem necessary to comply with any federal or state statute, rule, or regulation.

CLAIMS OF CREDITORS - To the extent permitted by law, no payment or right under this policy will be subject to the claims of creditors.

ERROR IN AGE OR SEX - If the Insured's Age or sex has been misstated and the misstatement is discovered after the date of the Insured's death, the amount of the Death Benefit will be the amount which would have been purchased at the Insured's correct Age and sex by the most recent cost of insurance charge assessed prior to the date We receive proof of death.

If the Insured's age or sex has been misstated and the misstatement is discovered prior to the date of the Insured's death, the policy values will be corrected to the amounts for the correct Age or sex.

COMPUTATIONS - Calculations are based on the Mortality Table shown on the Policy Data Page. Interest on amounts allocated to the Fixed Account are compounded daily.

CVIC-1001                              24

All of the values are the same as or more than the minimums set by the laws of the state where the application was signed. If required, We have filed a detailed statement with Your State Insurance Department.

PAYMENT OF PROCEEDS - You may take the Death Benefit or Cash Surrender Value as a lump sum or select any of the payment options described in the settlement options provisions. Before the Insured dies, You may choose how the Death Proceeds are to be paid. If You have not made a choice before the Insured dies, the beneficiary may choose how the Death Proceeds will be paid. When part or all of the Death Proceeds are paid in a lump sum, We will include interest from the date We receive proof of death to the payment date. The interest rate will not be less than required by law.

                          SETTLEMENT OPTIONS PROVISIONS

ELECTION OF OPTIONS - Any amount payable at the death of the Insured or any other termination of this policy will be paid in one sum unless otherwise provided. All or part of this sum may be applied to any settlement option.

Payment under a combination of options, or payment to joint or successive payees, or payment to a beneficiary that is not a natural person may be elected only with Our consent.

Any election must be made in writing to Us. We may require the policy for endorsement.

ELECTION BY OWNER - During the lifetime of the Insured, the Owner may elect to have the Death Proceeds paid under one of the payment options in this policy.

ELECTION BY BENEFICIARY - At the time Death Proceeds are payable to the beneficiary, the beneficiary may elect one of the payment options if proceeds are available to the beneficiary in a lump sum. The beneficiary has 12 months after payment becomes due to elect one of the following options.

PAYMENTS - Payments will be made monthly unless otherwise elected.

We have the right to change the frequency of payments in order to make a periodic payment of at least $25.00.

The option date under Options 1, 2 and 3 is the date the Death Proceeds are payable or the date of election, whichever is later. Interest under Option 4 will accrue from such date.

Under Option 3, proof of the age of the payee will be required at the time the first payment is due. We reserve the right to require proof that the payee is alive at the time of each payment.

CHANGE IN PAYMENTS - Partial withdrawal under Options 1 and 2 may not be made. All payments under Options 1 and 2 may be paid in one sum only with Our consent. The value of any one sum payment will be the sum of any remaining guaranteed payments discounted at the interest rate used to calculate such payment.

Payments under Option 3 will be commuted only in event of death of the payee. Any payments that remain to be paid under Option 3 at the death of the payee will be paid in one sum. The value of the one sum payment will be the sum of the remaining guaranteed payments, discounted at the interest rate used to calculate such payment.

CVIC-1001                              25

WITHDRAWAL - The minimum Death Proceeds that may be applied under Option 4 is $1,000. The minimum Death Proceeds that may remain after a withdrawal under Option 4 is $1,000. The minimum amount that may be withdrawn is $1,000. Death Proceeds less than this amount will be paid in a lump sum to the payee.

We may postpone payment of any amount to be withdrawn for not more than six months from the date the written request for withdrawal is received by Us at our Service Center.

ASSIGNMENT - The proceeds payable under one of these options may not be assigned.

ADDITIONAL INTEREST - Additional interest, if any, paid over the guaranteed 3% will be in an amount and by a method determined by Us.

BASIS OF VALUES - Minimum income rates are based on the 1983 Individual Annuity Mortality Table Improvement Scale G. Interest is assumed at the rate of 3% per year.

OPTION 1. EQUAL PAYMENTS FOR A GUARANTEED PERIOD - Equal monthly payments for the number of years elected, not to exceed 25 years. Payments will begin on the option date.

CVIC-1001                              26

           Guaranteed Minimum Payment for each $1,000 of net proceeds

                         Guaranteed interest rate: 3.00%

  ANNUAL                           SEMI
   YEARS        ANNUAL            ANNUAL             QUARTERLY          MONTHLY

     1        $1,000.00          $503.69              $252.78           $84.47
     2          507.39            255.47               128.26            42.86
     3          343.23            172.88                86.76            28.99
     4          261.19            131.56                66.02            22.06
     5          211.99            106.78                53.59            17.91
     6          179.22            90.27                 45.30            15.14
     7          155.83            78.49                 39.39            13.16
     8          138.31            69.66                 34.96            11.68
     9          124.69            62.81                 31.52            10.53
    10          113.82            57.33                 28.77             9.61
    11          104.93            52.85                 26.52             8.86
    12           97.54            49.13                 24.65             8.24
    13           91.29            45.98                 23.08             7.71
    14           85.95            43.29                 21.73             7.26
    15           81.33            40.96                 20.56             6.87
    16           77.29            38.93                 19.54             6.53
    17           73.74            37.14                 18.64             6.23
    18           70.59            35.56                 17.84             5.96
    19           67.78            34.14                 17.13             5.73
    20           65.26            32.87                 16.50             5.51
    21           62.98            31.72                 15.92             5.32
    22           60.92            30.68                 15.40             5.15
    23           59.04            29.74                 14.92             4.99
    24           57.33            28.88                 14.49             4.84
    25           55.76            28.08                 14.09             4.71
    26           54.31            27.36                 13.73             4.59
    27           52.97            26.68                 13.39             4.47
    28           51.74            26.06                 13.08             4.37
    29           50.60            25.49                 12.79             4.27
    30           49.53            24.95                 12.52             4.18


OPTION 2. EQUAL PAYMENTS OF A SPECIFIED AMOUNT - Equal monthly payments of at least $4.71 per month for each $1,000 of proceeds. Payments will begin on the option date and will continue until the proceeds and interest at the rate of 3.00% compounded annually are exhausted.

OPTION 3. EQUAL PAYMENTS FOR LIFE - Equal monthly payments for a guaranteed period of 10, 15, or 20 years as elected and for life thereafter as shown in the table below. Amount of each monthly installment per $1,000 net proceeds. Amounts based on 1983 IAM Table with improvement scale G and 3% per year.

CVIC-1001                              27

                                      MALE

      Monthly Income for Life with           Monthly Income for Life with
          Guaranteed Period of:                  Guaranteed Period of:

    Age of    10       15       20          Age of     10       15     20
     Payee  Years    Years    Years          Payee    Years    Years  Years
    -------------------------------         -------------------------------
      25    $3.07    $3.07    $3.06           55      $4.38    $4.31  $4.21
      26     3.09     3.09     3.08           56       4.46     4.38   4.27
      27     3.11     3.11     3.10           57       4.55     4.46   4.34
      28     3.14     3.13     3.13           58       4.64     4.54   4.40
      29     3.16     3.16     3.15           59       4.73     4.63   4.46
      30     3.18     3.18     3.17           60       4.84     4.71   4.53
      31     3.21     3.21     3.20           61       4.94     4.80   4.60
      32     3.24     3.23     3.23           62       5.06     4.89   4.66
      33     3.27     3.26     3.25           63       5.18     4.99   4.73
      34     3.30     3.29     3.28           64       5.30     5.09   4.79
      35     3.33     3.32     3.31           65       5.43     5.18   4.86
      36     3.36     3.35     3.34           66       5.57     5.28   4.92
      37     3.40     3.39     3.37           67       5.71     5.39   4.98
      38     3.43     3.42     3.41           68       5.85     5.49   5.04
      39     3.47     3.46     3.44           69       6.01     5.59   5.09
      40     3.51     3.50     3.48           70       6.16     5.69   5.14
      41     3.55     3.54     3.52           71       6.33     5.79   5.19
      42     3.66     3.58     3.56           72       6.49     5.89   5.24
      43     3.64     3.62     3.60           73       6.66     5.98   5.28
      44     3.69     3.67     3.64           74       6.83     6.07   5.31
      45     3.74     3.72     3.68           75       7.00     6.16   5.35
      46     3.79     3.76     3.73           76       7.18     6.24   5.38
      47     3.84     3.82     3.78           77       7.36     6.32   5.40
      48     3.90     3.87     3.82           78       7.53     6.40   5.42
      49     3.67     3.92     3.87           79       7.70     6.46   5.44
      50     4.02     3.98     3.93           80       7.87     6.52   5.46
      51     4.08     4.04     3.98
      52     4.15     4.11     4.04
      53     4.22     4.17     4.09
      54     4.30     4.24     4.15

CVIC-1001                              28

                                     FEMALE

     Monthly Income for Life with            Monthly Income for Life with
         Guaranteed Period of:                   Guaranteed Period of:

    Age of   10        15       20          Age of     10       15     20
     Payee  Years    Years    Years          Payee    Years    Years  Years

      25    $2.96    $2.96    $2.95           55      $4.01    $3.98  $3.94
      26     2.98     2.97     2.97           56       4.08     4.04   3.99
      27     2.99     2.99     2.99           57       4.15     4.11   4.05
      28     3.01     3.01     3.01           58       4.22     4.18   4.11
      29     3.03     3.03     3.03           59       4.30     4.25   4.18
      30     3.05     3.05     3.05           60       4.39     4.33   4.24
      31     3.07     3.07     3.07           61       4.48     4.41   4.31
      32     3.09     3.09     3.09           62       4.57     4.50   4.38
      33     3.12     3.12     3.11           63       4.67     4.58   4.45
      34     3.14     3.14     3.14           64       4.77     4.67   4.52
      35     3.17     3.16     3.16           65       4.88     4.77   4.59
      36     3.19     3.19     3.19           66       5.00     4.87   4.67
      37     3.22     3.22     3.21           67       5.12     4.97   4.74
      38     3.25     3.25     3.24           68       5.25     5.07   4.81
      39     3.28     3.28     3.27           69       5.39     5.18   4.88
      40     3.31     3.31     3.30           70       5.53     5.29   4.95
      41     3.34     3.34     3.33           71       5.69     5.40   5.01
      42     3.38     3.37     3.36           72       5.85     5.52   5.07
      43     3.41     3.41     3.40           73       6.01     5.63   5.13
      44     3.45     3.44     3.43           74       6.19     5.74   5.19
      45     3.49     3.48     3.47           75       6.37     5.85   5.24
      46     3.53     3.52     3.51           76       6.55     5.96   5.28
      47     3.58     3.57     3.55           77       6.74     6.06   5.32
      48     3.62     3.61     3.59           78       6.94     6.16   5.35
      49     3.67     3.66     3.63           79       7.14     6.25   5.38
      50     3.72     3.70     3.68           80       7.34     6.34   5.41
      51     3.77     3.75     3.73
      52     3.83     3.81     3.78
      53     3.89     3.86     3.83
      54     3.95     3.92     3.88


OPTION 4. PROCEEDS LEFT AT INTEREST

The proceeds may be left with Us for a period of 1 to 23 years. Interest on the proceeds will be paid at the rate of 3% compounded annually. The interest may be left with Us to accumulate or be paid at the following rate for each $1,000 of net proceeds.

1) Annually                   $30.00
2) Semiannually               $14.89
3) Quarterly                  $ 7.42
4) Monthly                    $ 2.47

The payee may withdraw portions of the proceeds by Notifying Us. At the end of the specified period, any remaining proceeds with accrued interest will be paid in one sum.

CVIC-1001                              29

                       CONSECO VARIABLE INSURANCE COMPANY
               ADMINISTRATIVE OFFICE: 11815 N. PENNSYLVANIA STREET
                           CARMEL, INDIANA 46032-4555


























               FLEXIBLE PREMIUM ADJUSTABLE VARIABLE LIFE INSURANCE
                        PERIOD OF COVERAGE NOT GUARANTEED

CVIC-1001

INSURED:  ISSUE AGE 35
SPOUSE:  ISSUE AGE 35
POLICY DATE:  1-1-2001

                          POLICY DATA PAGE (CONTINUED)

     RIDER BENEFIT SCHEDULE

--------------------------------------------------------------------------------
FORM NUMBER  BENEFIT DESCRIPTION              SPECIFIED   MONTHLY    EXPIRY DATE
                                              AMOUNT      COST OF
                                                          INSURANCE
--------------------------------------------------------------------------------
CVIC-3000    NO LAPSE GUARANTEE               N/A         N/A          1/1/2031
--------------------------------------------------------------------------------
CVIC-3001    ACCELERATED DEATH BENEFIT        N/A         N/A          1/1/2045
--------------------------------------------------------------------------------
CVIC-3002    LIFE INS. PROTECTION             $100,000    **           1/1/2066
--------------------------------------------------------------------------------
CVIC-3003    SPOUSE RIDER                     $100,000    **           1/1/2066
--------------------------------------------------------------------------------
CVIC-3004    CHILDREN'S INSURANCE             $10,000     $5.00 ##     1/1/2031
--------------------------------------------------------------------------------
CVIC-3005    UNEMPLOYMENT WAIVER OF COI       N/A         N/A          1/1/2021
--------------------------------------------------------------------------------
CVIC-3006    WAIVER OF PLANNED                N/A         $xx.xx       1/1/2026
             PERIODIC PREMIUM
             Monthly Premium Waived

               $---------
             Maximum Amount Waived each
             Policy Year $25,000
--------------------------------------------------------------------------------
CVIC-3007    ACCIDENTAL DEATH                 $100,000    **           1/1/2036
--------------------------------------------------------------------------------
CVIC-3008    EXCHANGE OF INSURED RIDER        N/A         N/A          N/A
--------------------------------------------------------------------------------
CVIC-3009    DISABILITY INCOME
             __ MAXIMUM BENEFIT PERIOD        N/A         $xxx.xx      1/1/2026
             __ WAITING PERIOD
             $____ MONTHLY BENEFIT
--------------------------------------------------------------------------------
CVIC-3010    GUARANTEED INSURABILITY OPTION   N/A         $xx.xx       1/1/2006
               OPTION DATES:_Age 22, 25, 28,
               31, 34, 37 and 40
             BENEFIT AMOUNT:$__
--------------------------------------------------------------------------------
CVIC-3012    ESTATE PRESERVATION              $5,000      N/A          1/1/2005
--------------------------------------------------------------------------------
CVIC-3013    POLICY SPLIT OPTION              N/A         $XX.XX       1/1/2046
--------------------------------------------------------------------------------
CVIC-3014    JOINT TERM INS. RIDER            $100,000    **           1/1/2066
--------------------------------------------------------------------------------
CVIC-3015    Reduced Protection Rider         N/A         N/A          N/A
             Trigger Year ___
             Trigger Level Amount $_____
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
** SEE ATTACHED SCHEDULE
--------------------------------------------------------------------------------
# # THE MONTHLY COST OF INSURANCE RATE IS $.50 PER $1,000
--------------------------------------------------------------------------------

CVIC-1001

                       CONSECO VARIABLE INSURANCE COMPANY
   Service Center: 9735 Landmark Pkwy. Drive, St. Louis, Missouri, 63127-1646

                            NO LAPSE GUARANTEE RIDER

                                   DEFINITIONS

CONSIDERATION - This rider is part of your policy. It is a nonparticipating rider and is issued in consideration of an application.

RIDER BENEFIT - This rider provides for a guarantee that the policy will stay in force if the [30] Year Guarantee Premium Requirement has been met.

During the first [30] policy years, the policy will remain in force if the [30] Year Guarantee Premium Requirement has been met on each Monthly Anniversary.

[30] YEAR GUARANTEE PREMIUM REQUIREMENT - On each Monthly Anniversary the sum of all policy premiums paid minus any partial withdrawals, policy loans or outstanding loan interest must equal or exceed the sum of the [30] Year Guarantee Premiums required for the number of months the rider has been in force.

[30] YEAR GUARANTEE PREMIUM - The [30] Year Guarantee Premiums on the effective date are shown on the Policy Data Page [30] Year Guarantee Minimum Premium Schedule. Increases or decreases other than those shown on the Policy Data Page, if any, are based on the riders and benefits attached to the policy on the effective date and can occur as a result of any one of the following:

1.   An increase or decrease in Specified Amount;

2.   A change in any Insured's premium class;

3.   A change in the cost of any rider attached to the policy;

4.   An addition or deletion of any rider; or

5.   Change in Death Benefit Option

New Guarantee Premiums are effective on the date the changes occur, and will remain in effect until changed again. Any changes will be shown on a supplemental Policy Data Page.

GRACE PERIOD - On a monthly anniversary, if the owner's Cash Surrender Value does not equal or exceed the monthly deductions, and it does not meet the Death Benefit Guarantee Rider Premium requirement, then this rider will enter into the grace period and the following will apply:

1. We will send a written notice before the end of the grace period to the owner's last known address on record and to any assignee of record if the premium has not been previously paid, and

2. A grace period of 61 days from mailing of such notice will be allowed to pay a premium that will cover a monthly deduction.

The rider will remain in force during the grace period, unless the policy is surrendered.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

COST OF THIS RIDER - There is no cost of insurance for this rider.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

CVIC-3000                               1

TERMINATION - This rider will automatically terminate upon the earliest of the following:

1.   The Insured dies;

2. The [30] Year Guarantee Premium Requirement is not met on any Monthly Anniversary during the policy years 1 through [30];

3.   The end of the [30] guarantee period;

4.   The policy terminates for any reason; or

5.   The policy is surrendered.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of the policy.

This rider is signed for Conseco Variable Insurance Company.


                                         /s/ Illegible
                                         -------------
                                             President

CVIC-3000                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                         ACCELERATED DEATH BENEFIT RIDER

AN ACCELERATED DEATH BENEFIT RECEIVED UNDER THIS RIDER MAY BE TAXABLE. ADVICE OF A TAX PROFESSIONAL SHOULD BE SOUGHT PRIOR TO EXERCISING THE RIGHTS UNDER THIS RIDER.


CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application.

RIDER BENEFIT - We will pay an Accelerated Death Benefit to the owner during the lifetime of the Insured. The benefit will be paid:

1.   Upon election of the owner;

2. In lieu of payment of the full death benefit of the policy upon the death of the Insured; and

3.   Subject to the terms of this rider.

QUALIFYING EVENT FOR ACCELERATED BENEFIT - The Qualifying Event for the Accelerated Death Benefit is the Terminal Illness of the Insured. A Terminal Illness is an illness:

1.   From which the Insured is not expected to recover; and

2. From which the Insured is expected to die within twelve months after the election of the owner.

REQUESTED PORTION - The Requested Portion is the amount of the policy death benefit you request. The Requested Portion divided by the Eligible Coverage will be called the Requested Percentage. The Requested Portion may not exceed the lesser of:

1.   50% of the Eligible Coverage; or

2.   $500,000 for all policies in force with us.

ELIGIBLE COVERAGE - Eligible Coverage is the portion of the policy death benefit that qualifies for determining the Accelerated Death Benefit amount. The Eligible Coverage includes:

1.   The base policy death benefit; and

2. The death benefit amount of any term rider or term coverage on the Insured that has at least two years of coverage remaining.

Eligible Coverage does not include:

1. Any insurance provided under the policy on the life of someone other than the Insured;

2. The specified amount of any scheduled increase(s) in insurance as provided by an optional benefit rider during the 12-month period from the date you request acceleration; or

3.   Any accidental death benefit.

ACCELERATED AMOUNT - The Accelerated Death Benefit amount will be determined as of the date we approve your written request. The Accelerated Death Benefit amount will equal the Requested Portion less the following:

1. An actuarial discount for 12 months interest. This discount reflects the early payment of the Requested Portion of your policy. The interest used in the calculation will be as declared by the Board of Directors but not greater than 6%; and

2. If there is a policy loan on your policy as of the date we approve your written request, we will reduce the Requested Portion to repay a portion of the policy loan equal to the Requested Percentage times the policy loan.

3. A reduction to the Requested Portion will be applied to any premium due and unpaid if the policy has entered the grace period when we approve your request.

4.   An administrative charge not to exceed $150.

CVIV-3001                              1

We will refund the amounts discussed in 1.) and 4.) above should the death of the Insured occur within 30 days after we pay the Accelerated Death Benefit amount.

The Accelerated Death Benefit amount may not be less than $5000. The Accelerated Death Benefit amount will be paid either in a lump sum or under any other payment plan available at the time the Insured qualifies for payment. We will pay the Accelerated Death Benefit amount once per Insured. If you choose a payment plan and the Insured dies before all payments have been made, the remaining amount will be paid to the beneficiary.

IMPACT OF POLICY - After we pay the Accelerated Death Benefit amount, the policy and all riders will remain in force, but all of the following will be reduced by the Requested Percentage:

     1.   The policy specified amount;

     2.   Any cash value;

     3.   Any Accumulation Value;

     4.   Any term insurance eligible to be accelerated under this rider;

     5.   Any required premium payments; and

     6. If the base policy's Death Benefit Option is C, the specified amount will further be reduced by:

               a the Requested Percentage multiple by the accumulated premium paid from issue; or

               b the date of the last benefit paid under this rider, if later, paid to current date.

Any policy loan will be reduced as described in the Accelerated Amount section.

Any adjustment in Accumulation Value will be allocated to the Fixed and Separate Account on a prorata basis. Cost of Insurance Charges will be adjusted to reflect the reduction in the death benefit.

After the payment of an Accelerated Death Benefit, we will send the owner a statement showing the effect of the payment on the policy.

ELIGIBILITY - The following conditions must be met prior to the payment of the Accelerated Benefit amount:

     1.   The policy and rider must be in force when your request is approved.

     2. We must receive written proof satisfactory to us that the Insured is expected to live 12 months or less from the date of the written request. A licensed physician, who is not the Insured, the owner, nor a member of the family of either, must certify to the condition. Such proof may include clinical, radiological or laboratory evidence. We reserve the right to obtain a second medical opinion from a physician of our choice, at our expense.

     3. We require written consent from any irrevocable beneficiary and assignee.

     4. Joint life policies will qualify for acceleration only after the death of one of the Joint Insureds and only if the surviving Insured meets the requirements for an Accelerated Death Benefit. In the case of joint life policies, "Insured" in this rider refers to the survivor of the Joint Insureds under the joint life policy.

     5. This benefit is made available to the owner on a voluntary basis. The owner is not eligible for benefits under this rider if required by law to use this option to meet the claims of creditors, whether in bankruptcy or otherwise. The owner is also not eligible for benefits under this rider if required by a government agency to use this option in order to apply for, obtain, or keep a government benefit or entitlement.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

COST OF THIS RIDER - There is no charge for this rider prior to the time that a benefit is paid under this rider.

CVIV-3001                              2

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1.   On your written request;

     2.   On termination of the policy; or

     3.   When an Accelerated Benefit is paid.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of the policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3001                              3

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                         LIFE INSURANCE PROTECTION RIDER

                         ANNUAL RENEWABLE TERM INSURANCE

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and payment of the monthly cost of insurance as shown on the Policy Data Page or supplemental Policy Data Page of the policy.

RIDER DEATH BENEFIT - The Death Benefit amount of this rider is shown on the Policy Data Page or supplemental Policy Data Page of the policy. We will pay the Death Benefit amount of this rider upon receipt of due proof of death of the Insured. Death must occur while the policy and this rider are in force.

BENEFICIARY - The beneficiary of this benefit is the beneficiary of the policy unless otherwise amended. The benefit will be paid as part of the Death Proceeds.

COST OF INSURANCE - The cost of insurance of this rider is calculated as (a) multiplied by (b); where:

     (a)  is the cost of insurance rate.

     (b) is the Death Benefit amount at the beginning of the policy month, divided by $1,000.

COST OF INSURANCE RATE - The monthly cost of insurance rate for the Death Benefit amount of this rider is based on the insured's sex, attained Age and premium class on the effective date of this rider. Attained Age means age on the prior policy anniversary.

Monthly cost of insurance for any increase in the Death Benefit amount of this rider is based on the insured's sex, attained Age and premium class on the effective date of change. Attained Age means age on the prior policy anniversary.

The cost of insurance rates can never be greater than the rates shown in the table of Guaranteed Maximum Monthly Cost of Insurance Rates shown on the Policy Data Page or a supplemental Policy Data Page. These guaranteed rates are based on the 1980 Commissioner's Standard Ordinary Non-Smoker and Smoker Mortality Table, Age Last Birthday.

We may change the cost of insurance rates up to the maximum guaranteed amounts stated in the policy. Changes will be made uniformly by premium class, and will be based on changes in future expectations for experience.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

CHANGE IN COVERAGE - Once per policy year after the first policy year, upon written request, the Death Benefit amount of this rider can be changed subject to the following conditions, however, no more than one change per year may be made.

1.   Increase in Death Benefit Amount

     a. Any increase approved by us will be effective on the date shown on a supplemental Policy Data Page.

     b.   A supplemental application must be submitted.

     c.   Evidence of insurability satisfactory to us must be submitted.

     d.   The first month's cost of insurance must be paid.

2.   Decrease in Death Benefit Amount

     a. Any decrease will be effective on the monthly anniversary date on or next following receipt of the request by us. We will furnish a supplemental Policy Data Page that reflects the decrease to the Owner.

     b.   The amount may not be decreased to less than $10,000.

     c. Any decrease will first be applied to the most recent increase in amount. It then will be applied to other increases in reverse order in which they occurred and then to the original amount.

CVIC-3003                              1

ERROR IN AGE OR SEX - If the Insured's Age or sex has been misstated on the application or supplemental application, we will adjust the Death Benefit provided by this rider. The Death Benefit amount of this rider will be changed to that which the most recent monthly deduction would have purchased at the correct Age and sex.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

SUICIDE - If the Insured commits suicide, while sane or insane, within two years after the date of issue of this rider, the amount payable by us will be limited to the cost of the rider.

If the Insured commits suicide, while sane or insane, within two years after the date of issue of an increase in the Death Benefit amount of this rider, the amount payable by us will be limited to the cost of insurance for such increased amount.

INCONTESTABILITY - This rider will be incontestable after it has been in force two years from its date of issue.

For any benefit increase, the two-year period will begin on the effective date of the increase.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

1.   when the policy terminates;

2. on the monthly anniversary day on or next following receipt of a written request;

3.   when the Insured under this rider attains Age 100; or

4.   upon the death of the Insured.

EFFECTIVE DATE - This benefit is effective on the Policy Date, unless a different date is shown on a supplemental Policy Data Page.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3003                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                     SPOUSE RIDER LEVEL TERM INSURANCE RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and payment of the monthly cost of insurance as shown on the Policy Data Page or supplemental Policy Data Page of the policy.

RIDER DEATH BENEFIT - The Death Benefit amount of this rider is shown on the Policy Data Page or supplemental Policy Data Page of the policy. We will pay the Death Benefit amount of this rider upon receipt of due proof of death of the spouse. Death must occur while the policy and this rider are in force.

SPOUSE - The spouse is identified in the application or supplemental application which is attached to the policy.

BENEFICIARY - The Insured will receive the proceeds of this rider upon death of the spouse, unless otherwise amended.

COST OF INSURANCE - The cost of insurance of this rider is calculated as (a) multiplied by (b); where:

     (a)  is the cost of insurance rate.

     (b) is the Death Benefit amount at the beginning of the policy month, divided by $1,000.

COST OF INSURANCE RATE - The monthly cost of insurance rate for the Death Benefit amount of this rider is based on the spouse's sex, attained Age and premium class on the effective date of this rider. Attained Age means age on the prior policy anniversary.

The monthly cost of insurance for any increase in the Death Benefit amount of this rider is based on the spouse's sex, attained Age and premium class on the effective date of change. Attained Age means age on the prior policy anniversary.

The guaranteed maximum monthly cost of insurance rates for this rider are shown in the Spouse Rider Schedule on the Policy Data Page or supplemental Policy Data Page of the policy. The guaranteed maximum monthly cost of insurance rates are based on the Commissioner's 1980 Standard Ordinary Mortality Table, Age Last Birthday.

We may change the cost of insurance rates up to the maximum guaranteed amounts stated in the policy. Changes will be made uniformly by premium class, and will be based on changes in future expectations for experience.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

CHANGE IN COVERAGE - Once per policy year after the first policy year, upon written request, the Death Benefit amount of this rider can be changed subject to the following conditions; however, no more than one change per policy year may be made.

1.   Increase in Death Benefit Amount

     a. Any increase approved by us will be effective on the date shown on a supplemental Policy Data Page.

     b.   A supplemental application must be submitted.

     c. Evidence of insurability of the spouse satisfactory to us must be submitted.

     d.   The first month's cost of insurance must be paid.

2.   Decrease in Death Benefit Amount

     a. Any decrease will be effective on the monthly anniversary date on or next following receipt of the request by us. We will furnish a supplemental Policy Data Page that reflects the decrease to the Owner.

     b.   The amount may not be decreased to less than $10,000.

     c. Any decrease will first be applied to the most recent increase in amount. It then will be applied to other increases in reverse order in which they occurred; then to the original amount.

CVIC-3003                             1

ERROR IN AGE OR SEX - If the Spouse's age or sex has been misstated on the application or supplemental application, we will adjust the Death Benefit provided by this rider. The Death Benefit amount of this rider will be changed to that which the most recent monthly deduction would have purchased at the correct Age or sex.

CONVERSION - Upon the death of the Insured under the policy, the coverage under this rider may be converted. The new policy may be on any permanent life insurance policy issued by us or an affiliate at the time of conversion; and for an amount not more than the amount of this rider. The premium rate for the new policy will be the rate in effect on the conversion date. The rate will be based on the spouse's sex and attained Age on the conversion date and premium class on the effective date of this rider. No evidence of insurability will be required. The suicide and contestable periods of the new policy will not start anew on the new permanent life insurance policy.

Conversion will be made upon receipt of written request and payment of the first premium on the new policy.

Waiver of Premium for Total and Permanent Disability and/or Accidental Death Benefits may be included in the new policy only with our consent.

SUICIDE OF SPOUSE - If the spouse commits suicide, while sane or insane, within two years of the date of issue of this rider, the amount payable by us will be limited to the cost of the rider.

If the spouse commits suicide, while sane or insane, within two years after the date of issue of an increase in the Death Benefit amount of this rider, the amount payable by us will be limited to the cost of insurance for such increased amount.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy. We may require evidence of insurability of the spouse.

INCONTESTABILITY - This rider will be incontestable after it has been in force two years from its date of issue.

For any benefit increase, the two-year period will begin on the effective date of the increase.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

1.   when the policy terminates;

2. on the monthly anniversary day on or next following receipt of a written request;

3.   when the spouse dies;

4.   when the Insured is age 100; or

5.   when the spouse is age 100.

EFFECTIVE DATE - This benefit is effective on the Policy Date, unless a different date is shown on a supplemental Policy Data Page.

This rider is signed for Conseco Variable Insurance Company.



                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3003                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                      CHILDREN'S LEVEL TERM INSURANCE RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and payment of the monthly cost of insurance as shown on the Policy Data Page or supplemental Policy Data Page of the policy.

RIDER DEATH BENEFIT - The Death Benefit amount of this rider is shown on the Policy Data Page or supplemental Policy Data Page of the policy. We will pay the Death Benefit amount of this rider upon receipt of due proof of death of the covered child. Death must occur before the policy anniversary on which such child is 25 years of age and while the policy and rider are in force.

COVERED CHILD - A covered child means the Insured's child, stepchild or legally adopted child, who is at least 15 days old; and

     (a) is named in the application and has not reached the age of 18 on the date of application; or

     (b)  is born to the Insured after the date of application; or

     (c) is legally adopted by the Insured after the date of application but before the age of 18.

Coverage for each covered child terminates on the policy anniversary on which the covered child turns age 25.

BENEFICIARY - The Insured will receive the proceeds of this rider upon death of the covered child, unless otherwise amended.

COST OF INSURANCE - The cost of insurance of this rider is calculated as (a), multiplied by (b); where:

     (a)  is the cost of insurance rate.

     (b) is the Death Benefit amount at the beginning of the policy month, divided by $1,000.

COST OF INSURANCE RATE - The cost of insurance rate for this rider is shown on the Policy Data Page or supplemental Policy Data Page.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

CHANGE IN COVERAGE - Once per policy year after the first policy year, upon written request, the death benefit amount of this rider can be change subject to the following conditions, however, no more than one change per policy year may be made.

     1.   Increase in Death Benefit Amount

          a) Any increase approved by us will be effective on the date shown on a supplemental Policy Data Page.

          b)   The amount may not be changed to more than $10,000.

          c)   A supplemental application must be submitted.

          d)   Evidence of insurability satisfactory to us must be submitted.

          e)   The first month's cost of insurance must be paid.

     2.   Decrease in Death Benefit Amount

          a) Any decrease will be effective on the monthly anniversary date on or next following receipt of the request by us. We will furnish a supplemental Policy Data Page that reflects the decrease to the Owner.

          b)   The amount may not be decreased to less than $1,000.

          c) A decrease will first be applied to the most recent increase in amount. It then will be applied to other increases in the reverse order in which they occurred; then to the original amount.

CONVERSION - The insurance on a covered child may be converted either on the policy anniversary on which the Insured is age 65, or the child is age 25, whichever is earlier. The amount converted, without evidence of insurability, may not be more than five times the amount of this rider. The new policy may be on any permanent life insurance policy issued by us or an affiliate at the time of conversion. The premium rate for the new policy will be the rate in effect on the conversion date. The rate will be based on the child's attained age on the conversion date and on the sex and premium class on the effective date of this rider. The suicide and contestable periods of the new policy will be measured from the Effective Date of this rider.

Conversion will be made upon receipt of written request and payment of the first premium on the new policy.

CVIC-3004                              1

Waiver of Premium for Total and Permanent Disability and/or Accidental Death Benefits may be included in the new policy only with our consent.

DEATH OF INSURED - Upon the death of the Insured, while this benefit is in force, we will issue a paid-up policy, issued by us or an affiliate, on the life of any covered child. The amount of coverage will be the same as under this benefit. The policy shall continue until the earlier of the covered child's 25th birthday or the Policy Anniversary following what would have been the Insured's 65th birthday. The paid-up policy shall be incontestable. It shall be owned and controlled by the covered child or, during any period of legal incapacity, by such covered child's legally appointed guardian.

Paid-up insurance may be surrendered at any time for its cash value. The amounts of these cash values will be furnished on request. Paid-up term insurance has no loan value.

SUICIDE OF COVERED CHILD - If a covered child commits suicide, while sane or insane, within two years of the effective date of coverage or effective date of an increase, the death benefit will not be payable.

INCONTESTABILITY - This rider will be incontestable after it has been in force two years from its date of issue. For any benefit increase, the two-year period will begin on the effective date of the increase.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy. We may require evidence of insurability for each covered child.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1.   the policy anniversary on which the Insured is age 65;

     2. on the monthly anniversary day on or next following receipt of a written request; or

     3.   when the policy terminates.

EFFECTIVE DATE - This benefit is effective on the Policy Date, unless a different date is shown on a supplemental Policy Data Page.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3004                               2

                     CONSECO VARIABLE LIFE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                 UNEMPLOYMENT WAIVER OF COST OF INSURANCE RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application.

RIDER BENEFIT - During a period of unemployment, we will credit to this policy, beginning on the monthly date next following ninety days of unemployment, an amount equal to the total monthly deduction for the policy as well as the monthly deductions for any attached riders.

We will not begin benefits until we have received written notification of the onset of unemployment and have received satisfactory proof of unemployment. We must receive written notification that the Insured is unemployed during the first ninety days of unemployment or as soon after as reasonably possible.

BENEFIT PERIOD - The maximum benefit period for each period of unemployment is three months. At least one year must separate each period of unemployment. The maximum lifetime benefit is an accumulation of twelve months.

UNEMPLOYMENT - The Insured is considered unemployed if:

     1.   The Insured is unemployed for ninety consecutive days; and

     2. The Insured has been paid unemployment compensation by his or her state of residence during the period of unemployment; and

     3. The period of unemployment begins six months after the effective date of this rider.

PROOF OF UNEMPLOYMENT - Unless it is not possible to send proof earlier, we must receive proof of unemployment:

     1.   Within one year after notice of unemployment; and

     2.   During the lifetime of the Insured; and

     3.   During the continuance of the employment.

TERMINATION OF BENEFITS - We will stop crediting the total monthly deduction when:

     1.   The Insured is no longer unemployed; or

     2.   After the rider has terminated; or

     3. The maximum benefit period for current period of unemployment has been reached.

TERMINATION OF RIDER - This rider terminates on the occurrence of the first of the following events:

     1.   The policy anniversary after the Insured attains age 55; or

     2. The monthly anniversary day on or next following receipt of a written request; or

     3.   When the maximum lifetime benefit for this rider has been paid; or

     4.   When the policy terminates.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

REINSTATEMENT - The policy to which this rider is attached may be reinstated with or without this rider. The Company has the right to decide whether to approve reinstatement of the policy with or without this rider.

COST OF THIS RIDER - There is no charge for this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of this policy.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3005                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                    WAIVER OF PLANNED PERIODIC PREMIUM RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and payment of the monthly cost of insurance as shown on the Policy Data Page of the policy.

RIDER BENEFIT - We will waive the planned periodic premium ("premium") for the policy if:

     1.   the  Insured  becomes  totally   disabled  on  or  before  the  Policy
          Anniversary falling on or next following his 60th birthday;

     2.   the Insured becomes totally disabled while this rider is in force; and

     3.   the total disability lasts for at least six (6) months.

After the total disability has continued for six (6) months and the claim is approved under this rider:

     1. Premiums will be waived from the date the total disability began for as long as it continues, or until the rider terminates, as outlined below under Termination of Rider.

     2. Premiums will be waived on a monthly basis. The monthly premium to be waived is shown on the Policy Data Page at the time of issue of the policy. Changes in the premium subsequent to the date of issue will not affect the benefit provided by this rider.

     3. The total amount waived each Policy Year may not exceed the maximum amount shown on the Policy Data Page.

     4. The amount of each waived premium will be credited to the Accumulation Value of the policy. The monthly deductions will continue to be made.

     5. Any actual premium paid during the first six (6) months of total disability that is eligible for waiver will be refunded.

TOTAL DISABILITY DEFINITION - For the first 24 months of disability, total disability means the Insured is completely unable as a result of injury or sickness to perform the main duties of the occupation or service in which the Insured worked when he or she became disabled. After 24 months of disability, total disability means the Insured's complete inability to engage in any occupation for which he or she is reasonably fitted by education, training or experience.

NOTICE AND PROOF OF TOTAL DISABILITY - We must receive notice and proof of the Insured's total disability at our Service Center:

     1.   During the Insured's life;

     2.   During the period of that total disability; and

     3.   Within one year after the beginning of total disability.

Failure to give notice and proof within the time required will not invalidate a claim if the notice and proof were given as soon as was reasonably possible.

Proof of continuance of total disability must be provided as often as we reasonably require. After the first two years of continuous total disability, proof will not be required more than once a year. We may require the Insured to be examined by physicians approved by us as part of any proof. The Waiver of Planned Periodic Premium benefit will end if proof is not furnished when required.

EXCLUSIONS - No benefit will be paid if total disability results from any of the following causes:

     1.   intentionally self-inflicted injury;

     2. war, or act or war, whether or not the Insured is in military service. Act of war includes any act related to military operations in time of war, whether declared or undeclared;


CVIC-3006                               1

NOTICE OF RECOVERY - The Owner shall give immediate notice to us when the Insured recovers from Total Disability.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1.   when the policy terminates;

     2. the monthly anniversary day on or next following receipt of a written request;

     3. on the Policy Anniversary falling on or directly following the Insured's 60th birthday unless he is totally disabled; or

     4.   if totally disabled at  Insured's  Age 60, the earlier of:
          a) the end of disability;  or
          b) the Policy Anniversary falling on or directly following the Insured's 65th birthday.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of the policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3006                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                         ACCIDENTAL DEATH BENEFIT RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and payment of the monthly cost of insurance as shown on the Policy Data Page.

RIDER DEATH BENEFIT - The Death Benefit amount of this rider is shown on the Policy Data Page or supplemental Policy Data Page. We will pay the Accidental Death Benefit amount of this rider upon receipt of due proof of death of the Insured. The Insured's death must have:

     1. resulted, directly and independently of all other causes, from an injury caused by an accident within 90 days after such injury; and

     2.   occurred while the policy and rider were in force.

EXCLUSIONS - This benefit will not be paid if the Insured's death resulted from any of the following causes:

     1.   intentionally self-inflicted injury; or suicide, while sane or insane;

     2.   bodily or mental infirmity or disease;

     3. medical or surgical treatment, except such treatment required as a result of an accident;

     4.   an act or incident of war, declared or undeclared;

     5.   riding in or descending from any kind of aircraft if the Insured:

          a)   was a pilot, officer or member of the crew of such aircraft;

          b)   was giving or receiving any kind of instruction or training; or

          c) had any duties relating to such aircraft in flight or it was flown for the purpose of descent from such aircraft in flight;

     6.   commission of an assault or felony; or

     7. voluntarily taking of any drug, medication or sedative unless taken as prescribed by a physician.

AUTOPSY - If it is permitted in the state where the policy is issued, we have the right to examine the Insured's body or perform an autopsy. Such exam or autopsy will be done at our expense.

BENEFICIARY - The beneficiary of this benefit is the beneficiary of the policy unless otherwise amended. This benefit will be paid as part of the Death Proceeds.

COST OF THIS RIDER - The monthly cost of this rider is shown in the Accidental Death Benefit Rider Schedule on the Policy Data Page or supplemental Policy Data Page.

CHANGE IN COVERAGE - Any time after the first policy year, upon written request, the death benefit amount of this rider can be changed subject to the following conditions.

     1.   Increase in Death Benefit Amount

          a) Any increase approved by us will be effective on the date shown on a supplemental Policy Data Page.

          b) The new amount may not exceed the current death benefit of the policy.

          c)   A supplemental application must be submitted.

          d) Evidence of insurability of the Insured satisfactory to us must be submitted.

          e)   The first month's cost of insurance must be paid.

     2.   Decrease in Death Benefit Amount

          a) Any decrease will be effective on the monthly anniversary date on or next following receipt of the request by us. We will furnish an endorsement and supplemental Policy Data Page that reflects the decrease to the Owner.

          b) A decrease will first be applied to the most recent increase in amount. It then will be applied to other increases in the reverse order in which they occurred; then to the original amount.

INCONTESTABILITY - Any benefit increase will be incontestability after it has been in force two years from the effective date of the increase.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

CVIC-3007                              1

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

          1.   the policy anniversary on which the Insured is age 70;

          2. the monthly anniversary day on or next following receipt of a written request; or

          3.   when the policy terminates.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of this policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3007                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                            EXCHANGE OF INSURED RIDER

EXERCISE OF THE EXCHANGE OF INSURED RIDER IS TREATED AS AN EXCHANGE OF COVERAGE, WHICH FOR TAX PURPOSES IS NOT A TAX-FREE EXCHANGE UNDER CURRENT LAW. ADVICE OF A TAX PROFESSIONAL SHOULD BE SOUGHT PRIOR TO EXERCISING THE RIGHTS UNDER THIS RIDER.

CONSIDERATION - This rider is part of your policy. It is issued in consideration of the application.

RIDER BENEFIT - The named Insured on this policy may be exchanged for a new Insured, subject to the following conditions:

     1. At the time of exchange, the new Insured must have the same business relationship to the Owner as did the Insured in this policy.

     2. The exchange must occur within one year following the termination of the business relationship which existed between the Owner and the named Insured at the time that the policy was issued.

     3. The new Insured must submit evidence of insurability satisfactory to us.

     4. The policy must be in force and not be in a grace period at the time of exchange.

     5.   The Owner must make written application for the exchange.

NEW POLICY - Coverage on the new Insured will become effective on the exchange date. Coverage on the previous named Insured will terminate on the day before the exchange date. The exchange date is the first Monthly Anniversary Day on or next following the date we approve the exchange.

The Policy Date will not be changed unless the new Insured was born after the Policy Date. In that case, the Policy Date will be the Policy Anniversary on or next following the birthdate of the Insured.

The policy charges for the new Insured will reflect the new Insured's attained Age, sex and premium class.

The Specified Amount of the policy will be as stated by the Owner in the application for exchange subject to the following conditions:

     1. The Specified Amount must be such that the new policy will satisfy all requirements imposed by the Securities and Exchange Commission.

     2. The Specified Amount must be such that the new policy still satisfies the definition of life insurance.

     3.   The Specified Amount must satisfy policy minimums.

SUICIDE - If the new Insured commits suicide, while sane or insane, within two years of the exchange date, we will not pay the Death Benefit. Instead, we will pay an amount equal to the Cash Value as of the exchange date, plus the sum of premiums paid since the exchange date, less any outstanding loan, loan interest, any partial withdrawals and the cost of insurance of any riders.

INCONTESTABILITY - We will not contest this policy after it has been in force during the new Insured's lifetime for two years from the exchange date.

REINSTATEMENT - The policy to which this rider is attached may be reinstated with or without this rider. The Company has the right to decide whether to approve reinstatement of the policy with or without this rider.

COST OF THIS RIDER - There is no charge for this rider.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the policy Data Page of this policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3008

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                        DISABILITY INCOME INSURANCE RIDER

CONSIDERATION - This rider is issued in consideration of an application and the payment of the monthly cost of insurance, which is shown on the Policy Data Page.

RIDER BENEFIT - We will pay a Monthly Benefit, as provided by this rider, for each month that the Insured is Totally Disabled if:

     1. the Insured becomes Totally Disability on or before the Policy Anniversary falling on or next following this 65th birthday;

     2.   The Insured becomes Totally Disabled while this rider is in force;

     3.   The Total  Disability  lasts  beyond the  Waiting  Period;  and

     4. The Maximum Benefit Period for a single period of disability has not been exceeded.

MONTHLY BENEFIT - We will not begin Monthly Benefits until:

     1. We have received written notification within thirty days of the onset of Total Disability; and

     2. We have received satisfactory proof of loss within ninety days after the beginning of a period of disability for which benefits are claimed.

If the Insured is legally incapacitated, these requirements will be waived.

After the Total Disability has continued beyond the Waiting Period and the claim is approved under this rider:

     1.   We will begin payment of the Monthly Benefit due.

     2.   Periodic payments for continuing loss will be made on a monthly basis.

     3. For any partial month we will pay 1/30th of the Monthly Benefit for each consecutive day the Insured is Totally Disabled. We reserve the right to require an examination of the Insured by a Physician of our choice at our expense. Frequency of the examinations will not be more than is reasonably needed.

BENEFIT PERIOD - The Maximum Benefit Period and Waiting Period for a single period of Total Disability appear on the Policy Data Page. We will consider successive periods of Total Disability as a single period unless:

     1. The Insured has resumed an occupation for wage or profit for a continuous period of four months, or

     2. The subsequent period of Total Disability results from an unrelated cause.

EXCLUSIONS- No Monthly Benefit will be paid if Total Disability results from any of the following causes:

     1. War, any act of war, declared or undeclared, or fulltime service in the military, naval or air forces of any country. Periods of military training of not more than 30 days will not be considered fulltime military service. Upon written notice, we will refund any premium paid for a period, which is not covered due to fulltime military service.

     2.   Any intentional self-inflicted Injury, while sane or insane.

     3. The Insured's attempt or commission of assault or felony or engaging in an illegal activity.

     4.   Operating,  riding and/or  descending from any kind of aircraft if the
          Insured:

          a.   is a pilot, officer or member of the crew; or

          b. is being flown for the purpose of descent from such aircraft while in flight; or

          c.   is giving or receiving any kind of training or instructions; or

          d.   has any duty aboard such aircraft.

     5. Normal pregnancy, childbirth or voluntary abortion. Complications of pregnancy are covered.

     6. Any Pre-existing Condition that reoccurs within two years of the rider effective date unless the condition was disclosed on the application for this rider and it was not excluded by name or specific condition.

CVIC-3009                               1

TERMINATION OF BENEFITS - We will stop paying benefits on the occurrence of the first of the following events:

     1.   The Insured is no longer continuously Totally Disabled; or

     2. The Maximum Benefit Period for a single period of disability has been paid; or

     3.   The rider has been terminated; or

     4.   The Insured dies.

TERMINATION OF RIDER - This rider terminates on the occurrence of the first of the following events:

     1. On the monthly anniversary day that falls on or next follows the Insured's 65th birthday; however, such termination will not affect an eligible claim for disability occurring before age 65;

     2.   If you request in writing to terminate this rider;

     3.   At the end of the grace period for any unpaid premium for this rider;

     4.   When the policy terminates.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy. If this rider is reinstated, it will cover only Injury occurring or Sickness first manifesting itself after the date of reinstatement. The rights of the Insured and us will be as they were before the reinstatement unless an exclusion is placed on the rider as a condition of reinstatement. The effective date of the reinstated rider will be the monthly anniversary day on or next following the date we approve the application for reinstatement.

DEFINITIONS - Defined terms are capitalized throughout this rider.

PRE-EXISTING CONDITION - A Pre-Existing Condition will be considered as follows:

     1. A Sickness or Injury for which the Insured received advice or treatment from a Physician within two years before the rider effective date; or

     2. The existence of symptoms within two years before the rider effective date which would cause an ordinary prudent person to seek diagnosis, care or treatment from a Physician.

PHYSICIAN - A licensed practitioner of the healing arts acting within the scope of his or her license. The Physician may not be the Insured or a member of the Insured's family

INJURY - An accidental bodily injury that occurs while this rider is in force.

SICKNESS - An illness or Injury which first manifests itself while this rider is in force.

TOTAL DISABILITY OR TOTALLY DISABLED - An Insured is considered Totally Disabled when due to Injury or Sickness the Insured is:

     1.   Under the regular care of a Physician; and

     2. Unable to engage in the substantial and material duties of any occupation for wage or profit for which he or she is qualified by education, training or prior experience.

A period of Total Disability due to more than one cause will be considered as a single period of Total Disability.

WAITING PERIOD - The period of time at the beginning of a continuous Total Disability for which no Monthly Benefits are payable. The Waiting Period length of time is shown on the Policy Data Page of the policy.

CVIC-3009

MAXIMUM BENEFIT PERIOD - During a single period of Total Disability, the maximum length of time Monthly Benefits may be payable. The length of time for the Maximum Benefit Period is shown on the Policy Data Page of the policy.

MONTHLY BENEFIT - The amount we will pay for each month of Total Disability. This amount is shown on the Policy Data Page of the policy.

GENERAL PROVISIONS - This rider is subject to all of the provisions and conditions of this policy, which are not in conflict with the terms of this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of the policy.

This rider is signed or Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3009                              3

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                          GUARANTEED INSURABILITY RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and the payment of the monthly cost of insurance, which is shown on the Policy Data Page.

BENEFIT - The Owner may, without providing evidence of insurability, increase the Specified Amount of this policy on each option date shown on the Policy Data Page. To do this, the Owner must send a written request to us: (1) while the rider is in effect; (2) during the Insured's lifetime; and (3) within 31 days of the Option Date.

AMOUNT OF INCREASE - The amount of each increase is limited to the rider benefit, which is shown on the Policy Data Page. The increase will be effective on the option date if the Insured is then living.

OPTION DATE ADVANCEMENT PRIVILEGE - You may advance the next available option date to any date you state following the Insured's marriage or the birth of any child of the Insured. Birth includes legal adoption. The date you state will be an option date and will replace and cancel the option date so advanced.

REINSTATEMENT - If the policy and rider lapse, the Owner can reinstate this rider prior to its expiration date at the same time the policy is reinstated. We will however, require acceptable proof of insurability on the Insured.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

TERMINATION - This rider will terminate upon the earliest of the date:

     1.   The date this policy terminates.

     2.   The date of death of the Insured.

     3.   The receipt of a request from the Owner to terminate this rider; or.

     4.   The expiry date as shown on the Policy Data Page.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of this policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President
CVIC-3010

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                            ESTATE PRESERVATION RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application.

RIDER BENEFIT - Upon receipt of due proof that both Insureds died while this rider is in force and prior to the expiry date of this rider, we will pay in addition to the death benefit payable under the policy to which this rider is attached, an amount equal to this rider benefit amount.

The rider benefit amount and the expiry date of this rider are indicated on the Policy Data Page.

COST OF THIS RIDER - There is no charge for this rider.

BENEFICIARY - The beneficiary for this rider will be the same as the policy to which this rider is attached.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1.   When the policy terminates.

     2.   On the death of both Insureds.

     3. On the monthly anniversary day on or next following receipt of a written request.

     4.   Upon the  expiration  date of this rider,  as shown on the Policy Data
          Page.

REINSTATEMENT - If the policy and this rider lapse, You can reinstate this rider prior to its expiration date at the same time the policy is reinstated. We will however, require acceptable proof of insurability on both Joint Insureds.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date shown on the Policy Data Page of this policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President
CVIC-3012

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                            POLICY SPLIT OPTION RIDER

        EXERCISE OF THE POLICY SPLIT OPTION WILL INITIATE A REPORTABLE,
                        TAXABLE EVENT UNDER CURRENT LAW.

                 ADVICE OF A TAX PROFESSIONAL SHOULD BE SOUGHT
                PRIOR TO EXERCISING THE RIGHTS UNDER THIS RIDER.

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and the payment of the monthly cost of insurance, which is shown on the Policy Data Page.

RIDER BENEFIT - This rider provides you with an option to surrender this policy in exchange for separate individual policies on the life of each Insured. Evidence of insurability will not be required when exercising this option. This option must be exercised within 180 days after the occurrence of one of the contingent events listed below.

CONTINGENT EVENTS - The contingent events for exercising this option are as follows:

     1. A final annulment, dissolution, or divorce decree with respect to the Insureds; or

     2.   The Federal Estate Tax Martial Deduction is reduced; or

     3.   The maximum Federal Estate Tax rate is reduced to below 25%.

TERMS OF EXCHANGE - The terms for exercising this option are as follows:

     1.   This policy and this rider must be in force.

     2. A written request in a form satisfactory to us must be received by us within 180 days of the contingent event under which the option is being exercised.

     3. The exchange must be to a single life flexible premium adjustable variable life insurance policy, with the same date of issue and issue age as the original joint life policy.

     4. The face amount for each new policy may be up to 50% of the then current Specified Amount of this policy. The Accumulation Value of the joint life policy is allocated to the new policies in proportion to the Specified Amounts. Loans on the joint life policy are allocated to the new policies in proportion to the Specified Amounts.

     5. The new policies will be based on the same premium classification most recently determined for each Insured under the original policy.

     6. Any optional benefits may be attached to the new policies only with our consent.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1.   When the policy terminates.

     2.   The death of the first Insured to die.

     3. On the date the policy exchange option provided in this rider is exercised.

     4.   On the expiry date shown on the Policy Data Page of the policy.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date Shown on the Policy Data Page of this policy.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President
CVIC-3013

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                           JOINT TERM INSURANCE RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application and payment of the monthly cost of insurance as shown on the Policy Data Page or supplemental Policy Data Page.

RIDER BENEFIT - Upon receipt of due proof of death of the Joint Insureds while the policy and this rider were in force and before the expiry date of this rider, we will pay the beneficiary upon the second death the Death Benefit amount of this rider.

The Death Benefit amount of this rider and the expiry date of this rider are indicated on the Policy Data Page.

COST OF INSURANCE - The cost of insurance of this rider is calculated as (a) multiplied by (b); where:

     (a)  is the cost of insurance rate.

     (b) Is the Death Benefit amount at the beginning of the policy month, divided by $1,000.

COST OF INSURANCE RATE - The monthly cost of insurance rate for the Death Benefit amount of this rider is based on the sexes, exact ages and premium classes of the insureds on the effective date of this rider.

The monthly cost of insurance for any increase in the Death Benefit amount of this rider is based on the sexes, exact ages and premium classes of the insureds on the effective date of change.

The cost of insurance rates can never be greater than the rates shown in the policy Table of Guaranteed Maximum Monthly Cost of Insurance Rates shown on the Policy Data Page or a supplemental Policy Data Page. These guaranteed rates are based on the 1980 Commissioner's Standard Ordinary Male Smoker or Nonsmoker and Female Smoker or Nonsmoker Tables, as appropriate, for the Joint Insured's exact ages as of the last policy anniversary.

We may change the cost of insurance rates up to the maximum guaranteed amounts stated in the policy. Changes will be made uniformly by premium class, and will be based on changes in future expectations for experience.

MONTHLY DEDUCTION - The monthly deduction is the monthly cost of insurance. The deduction will be made from the Accumulation Value of the policy.

CHANGE IN COVERAGE - Once per policy year after the first policy year, upon written request, the Death Benefit amount of this rider can be changed subject to the following conditions, however, no more than one change per year may be made.

     1.   Increase in Death Benefit Amount

          a. Any increase approved by us will be effective on the date shown on a supplemental Policy Data Page.

          b.   A supplemental application must be submitted.

          c.   Evidence of insurability satisfactory to us must be submitted.

          d.   The first month's cost of insurance must be paid.

     2.   Decrease in Death Benefit Amount

          a. Any decrease will be effective on the monthly anniversary date on or next following receipt of the request by us. We will furnish a supplemental Policy Data Page that reflects the decrease to the Owner.

          b.   The amount may not be decreased to less than $250,000.
CVIC-3014                              1

          c. Any decrease will first be applied to the most recent increase in amount. It then will be applied to other increases in reverse order in which they occurred and then to the original amount.

ERROR IN AGE OR SEX - If either Insured's Age or sex has been misstated on the application or supplemental application, we will adjust the Death Benefit provided by this rider. The Death Benefit amount of this rider will be changed to that which the most recent monthly deduction would have purchased at the Insureds' correct Age or sex.

BENEFICIARY - The beneficiary for this rider will be the same as the policy to which this rider is attached.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1.   When the policy terminates.

     2.   On the death of both Joint Insureds.

     3. On the monthly anniversary day on or next following receipt of a written request.

     4.   Upon the  expiration  date of this rider,  as shown on the Policy Data
          Page.

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

SUICIDE - If either Insured commits suicide, while sane or insane, within two years after the date of issue of this rider, the amount payable by us will be limited to the cost of the rider.

If either Insured commits suicide, while sane or insane, within two years after the date of issue of an increase in the Death Benefit amount of this rider, the amount payable by us will be limited to the cost of insurance for such increased amount.

INCONTESTABILITY - This rider will be incontestable after it has been in force two years from its date of issue.

For any benefit increase, the two-year period will begin on the effective date of the increase.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date, unless a different date is shown on a supplemental Policy Data Page.

This rider is signed for Conseco Variable Insurance Company.


                                          /s/ Illegible
                                          -------------
                                              President
CVIC-3014                              2

                       CONSECO VARIABLE INSURANCE COMPANY
    SERVICE CENTER: 9735 LANDMARK PKWY. DRIVE, ST. LOUIS, MISSOURI 63127-1646

                            REDUCED PROTECTION RIDER

CONSIDERATION - This rider is part of your policy. It is issued in consideration of an application.

RIDER BENEFIT - This rider provides you with an option to convert this policy to a paid-up policy subject to the contingent events listed below. Evidence of insurability will not be required when exercising this option. This option will be automatically exercised unless you cancel this rider prior to exercise or reject the conversion in writing.

CONTINGENT EVENTS - The contingent events for exercising this option are as follows:

     1. The policy is at least in the Trigger Year. The Trigger Year is the first year that the policy is eligible for conversion under the terms of this rider. The Trigger Year is shown on the Policy Data Page of the policy.

     2. It has been at least the Trigger Year number of years since the last specified amount increase.

     3. The policy's Cash Surrender Value on a monthly anniversary is below the Trigger Level amount. The Trigger Level is the Cash Surrender Value amount you elect. The Trigger Level amount is shown on the Policy Data Page or Supplemental Data Page.

     4.   The policy has a positive balance in the Loan Account.

TERMS OF CONVERSION - The terms for exercising this option are as follows:

     1.   This policy and this rider must be in force.

     2. The exchange will be to a paid-up policy, issued on a form approved and in use by an affiliate or us at the time of conversion.

     3.   The converted  policy will comply with  Internal  Revenue Code Section
          7702.

     4. Loans on the paid-up policy will be granted by the same conditions of this policy.

     5. Loans on the paid-up policy will have the same net provisions as the policy.

     6.   Outstanding loans of the policy will transfer to the paid-up policy.

     7.   New loans will not be permitted on the paid-up policy.

     8.   The paid-up policy will not have a maturity date.

     9. The paid-up policy will be based on the insured(s)'s attained age at the time of conversion and the same premium classification as applied to each Insured in issuing the most recent insurance coverage on the policy.

     10. The face amount of the new policy will be based on the method described below.

     11. Any optional benefits may be attached to the new policies only with our consent.

     12.  A conversion fee not to exceed $250.

FACE AMOUNT OF PAID-UP POLICY - The face amount of the paid-up policy will be:

     1.   The Cash Value of the policy on the date of conversion; less

     2.   The then current Conversion Fee;

     3. Divided by the appropriate Net Single Premium for the Attained Age of the Insured on the date of conversion as shown on the Policy Data Page of the original policy. For joint life policies, divided by the appropriate Joint Net Single Premium for Joint Attained Age, if both Insureds are still alive. If only one Insured is alive, we will use the appropriate Net Single Premium. Upon notification of the first death, we will provide you with the appropriate Net Single Premium Table.

The Death Benefit of the paid-up policy will be the face amount of the paid-up policy less outstanding loans and loan interest.

COST OF THIS RIDER - There is no charge for this rider prior to the time that the benefit is taken under this rider.

CVIC-3015                              1

REINSTATEMENT - If this rider was in force at the time the policy lapsed, it may only be reinstated if the policy is reinstated. The requirements for reinstatement of this rider are the same as those for reinstatement of the policy.

TERMINATION - This rider will terminate on the occurrence of the first of the following events:

     1. On the monthly anniversary day on or next following receipt of a written request; or

     2.   When the policy terminates.

GENERAL PROVISIONS - All provisions of the policy, which are not inconsistent with this rider, apply to this rider.

EFFECTIVE DATE - This benefit is effective on the Policy Date, unless a different date is shown on a supplemental Policy Data Page.

This rider is signed for Conseco Variable Insurance Company.



                                          /s/ Illegible
                                          -------------
                                              President

CVIC-3015                              2